                                                                     Exhibit 4.1

                                    [Form of]

                                 TRUST INDENTURE
                                       OF
                                EQUITY GOLD TRUST

                          DATED AS OF __________, 2003

                                     between

                         WORLD GOLD TRUST SERVICES, LLC,
                                   as Sponsor

                                       and

                                 HSBC BANK USA,
                                   as Trustee

                            EFFECTIVE ________, 2003

   Section 3.02. Custody of Gold: Allocated and Unallocated Accounts, Additional and Successor Custodians,
                 Certain Provisions to be Included in Custody Agreements, Duty to Allocate Gold, Trust

                                        i

                                       ii

                                 TRUST INDENTURE

                                       OF

                                EQUITY GOLD TRUST

                            Effective _________, 2003

         This Trust Indenture, dated as of _________, 2003, between World Gold
Trust Services, LLC, as Sponsor, and HSBC Bank USA, as Trustee,

                                WITNESSETH, THAT:

         WHEREAS the Sponsor desires to establish a trust, to be known as
"EQUITY GOLD TRUST" (the "Trust"), pursuant to the laws of the State of New
York; and

         WHEREAS the Sponsor desires to establish the terms on which deposits of gold may be held IN TRUST against which the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust, will issue Equity Gold
Shares (as hereinafter defined) evidencing fractional undivided interests in the
Trust; and

         WHEREAS the Sponsor desires to provide for other terms and conditions upon which the Trust shall be established and administered as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Additional Custodian
--------------------

         A custodian in addition to the Initial Custodian or a Successor
         Custodian, appointed pursuant to Section 3.02, and serving from time to time under one or more Custody Agreements other than the Allocated
         Bullion Account Agreement and the Unallocated Bullion Account
         Agreement.

                                      -1-

Adjusted Net Asset Value
------------------------

         The value of the assets of the Trust less certain liabilities as specified in Section 5.01.

Agreement
---------

         This Trust Indenture and all amendments and supplements hereto.

Allocated Bullion Account Agreement
-----------------------------------

         Shall mean that certain Allocated Bullion Account Agreement entered into on or about the date of this Agreement between the Trustee and the
         Initial Custodian, substantially in the form of Exhibit A annexed hereto.

Authorized Officer
------------------

         Shall mean the President, any Managing Director, any Vice President,
         any Secretary or any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the Trust or authorizing the Trustee to perform its duties under this Agreement.

Basket
------

         A Creation Basket or a Redemption Basket, as the context may require.

Beneficial Owner
----------------

         Shall have the meaning assigned to such term in Section 3.10(d).

Business Day
------------

         Any day other than (i) a day on which the Exchange is closed for regular trading or (ii) a day on which banking institutions are authorized by law to close in the City of New York or (iii) if the transaction involves the receipt or delivery of Gold or confirmation thereof by a Custodian in the United Kingdom or in some other jurisdiction, a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close.

Cash Account
------------

         The account created pursuant to Section 3.03.

Cash Deposit
------------

         Shall have the meaning assigned to such term in Section 2.03(c).

                                      -2-

Cash Redemption Amount
----------------------

         Shall have the meaning assigned to such term in Section 5.02(c).

COMEX
-----

         The Comex Division of the NYMEX.

CPI-U
-----

         The National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

Creation Basket
---------------

         The minimum number of Equity Gold Shares that may be created at any one time, which is 100,000.

Creation Basket Deposit
-----------------------

         Shall have the meaning assigned to such term in Section 2.01(4).

Creation Basket Gold Deposit Amount
-----------------------------------

         10,000 Fine Ounces of Gold, as adjusted by the Trustee pursuant to
         Section 2.03 (d) and 2.05.

Custodian
---------

         (a) The Initial Custodian, (b) any Additional Custodian, or (c) any
         Successor Custodian, provided that the Sponsor and the Trustee are satisfied that (1) while the Trust receives, holds or delivers Gold as defined in clause (a) or (b) of the definition of Gold herein, at least one Custodian shall be a clearing member of LBMA, and (2) while the
         Trust receives, holds or delivers Gold as defined in clause (c) of the definition of Gold herein, at least one Custodian is qualified to serve as a custodian for such Gold for the market and in the jurisdiction where such Gold is traded.

Custody Accounts
----------------

         (a) The Trust Allocated Account and the Trust Unallocated Account
         maintained by the Initial Custodian for the Trust, and (b) such other account maintained by a Custodian for the Trust pursuant to a Custody
         Agreement.

                                      -3-

Custody Agreements
------------------

         Shall mean (i) the Allocated Bullion Account Agreement and the
         Unallocated Bullion Account Agreement entered into between the Trustee and the Initial Custodian, substantially in the forms annexed hereto as, respectively, Exhibit A (Allocated) and Exhibit B (Unallocated),
         and (ii) such other agreements entered into by the Trustee with a
         Custodian pursuant to Section 3.02 (c) providing for the deposit, safekeeping or delivery of Gold and related services.

Depositor
---------

         Each Participant that may from time to time deposit a Creation Basket
         Deposit with the Trustee.

Depository
----------

         The Depository Trust Company, New York, New York, or such other depository of Equity Gold Shares as may be selected by the Sponsor and
         Trustee as specified herein.

Depository Agreement
--------------------

         The Letter of Representation or other written agreement among the
         Sponsor, the Trustee and the Depository, dated as of         , as the
         same may be from time to time amended in accordance with its terms.

Discretionary Termination Amount
--------------------------------

         The amount specified in Section 9.01(a).

Distribution Date
-----------------

         The date(s) for distribution of amounts from the Cash Account, established by the Sponsor and Trustee pursuant to Section 3.05(e).

DTC Participants
----------------

         Shall have the meaning assigned to such term in Section 3.10(c).

Equity Gold Share
-----------------

         Each unit of fractional undivided beneficial interest in and ownership of the Trust, which initially shall equal a fraction whose numerator is
         1 and whose denominator is the number of Equity Gold Shares issued in the Initial Deposit and specified in Schedule A hereto. The denominator of such fraction shall be decreased by the number of any Equity Gold
         Shares redeemed as provided in Sections 5.02 and 5.03, and shall be increased by the number of any Equity Gold Shares created and issued pursuant to Section 2.03.

                                      -4-

Evaluation Time
---------------

         The time on any Business Day when the London P.M. Fix is announced or, if no London P.M. Fix is made on such Business Day or if the London
         P.M. Fix has not been announced by 12:00 p.m. New York time on such
         Business Day, 12:00 p.m. New York time.

Exchange
--------

         The New York Stock Exchange or, if the Equity Gold Shares shall cease to be listed on The New York Stock Exchange and are listed on one or more other exchanges, the exchange on which the Equity Gold Shares are principally traded, as specified by the Sponsor.

Fine Ounce
----------

         The measure of fine gold content, calculated by multiplying the gross weight in Ounces by the fineness, expressed in terms of the fine metal content in parts per 1000, in accordance with The Good Delivery Rules for Gold and Silver Bars contained in the Rules promulgated by the
         LBMA.

Global Security
---------------

         The global certificate issued to the Depository as provided in the
         Depository Agreement, substantially in the form attached hereto as
         Exhibit D.

Gold
----

         (a) Gold bullion meeting the requirements of London Good Delivery, (b)
         credit to an Unallocated Account representing the right to receive gold bullion meeting the requirements specified for London Good Delivery and
         (c) such other gold bullion as may hereafter be specified by the
         Sponsor and Trustee from time to time and disclosed in the Prospectus, provided that any gold bullion so specified shall have that minimum fineness required for London Good Delivery of gold. All gold bullion in addition shall (i) have that minimum fineness required for gold under the COMEX Rules and (ii) not have numismatic or other value apart from its intrinsic mineral value, provided that the Trustee shall not be liable to any person for the consequences of any gold bullion not meeting the minimum fineness required for gold under the COMEX Rules if those Rules require a greater minimum fineness than the LBMA Rules and the Trustee shall be indemnified against any loss, liability or expense in connection with any claim of liability arising therefrom as provided in Section 8.05.

Good Delivery
-------------

         London Good Delivery, or the equivalent rules of such other gold market where the Sponsor may direct the Trustee in accordance with Section
         3.02(b) to arrange through a Custody Agreement for safekeeping of Gold and services in connection with its deposit

                                      -5-

         and delivery, provided that any gold bullion permitted to be delivered to an Allocated Account in such market shall meet the definition of
         Gold under this Agreement.

HBUS London Branch
------------------

         HSBC Bank USA, acting by its London branch.

HBUS New York
-------------

         HSBC Bank USA, acting by its Issuer Services group in New York, New
         York.

Indirect Participants
---------------------

         Shall have the meaning assigned to such term in Section 3.10(c).

Initial Custodian
-----------------

         HBUS London Branch.

Initial Date of Deposit
-----------------------

         The date hereof.

Initial Deposit
---------------

         The deposit of Gold and cash, if any, made by a Depositor with the
         Custodian and Trustee, respectively, on the Initial Date of Deposit specified in Schedule A hereto.

Internal Revenue Code
---------------------

         The Internal Revenue Code of 1986, as amended, or any successor provisions.

LBMA
----

         The London Bullion Market Association.

London Good Delivery
--------------------

         Shall have the meaning assigned thereto in The Good Delivery Rules for
         Gold and Silver Bars contained in the Rules promulgated by the LBMA.

London P.M. Fix
---------------

         The price of an ounce of gold as fixed by the fixing members of the LBMA on or about 3:00 p.m. London, England time.

Net Asset Value
---------------

         The value of the Trust determined under Section 5.01.

Net Asset Value per Equity Gold Share
-------------------------------------

                                      -6-

         The value of a Equity Gold Share determined under Section 5.01.

NYMEX
-----

         The New York Mercantile Exchange.

Order Cut-Off Time
------------------

         Close of regular trading on the Exchange, usually 4:00 p.m. New York time.

Ounce
-----

         A troy ounce, equal to 1.0971428 ounces avoirdupois.

Participant
-----------

         An entity that (1) is a DTC Participant, (2) maintains a Participant
         Unallocated Account and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

Participant Agreement
---------------------

         An agreement among the Trustee, the Sponsor and a Participant, substantially in the form set forth in Exhibit A hereto, as the same may be from time to time amended in accordance with its terms.

Participant's Custodian
-----------------------

         Shall mean the custodian with which the Participant Unallocated Account is maintained, and shall be the same entity that serves as Custodian of a Custody Account maintained for the Trust on an Unallocated Basis.

Participant Unallocated Account
-------------------------------

         Shall mean the account maintained on an Unallocated Basis by the
         Participant's Custodian for a Participant.

Prospectus
----------

         The prospectus relating to the Trust as filed with the SEC pursuant to
         Rule 424 of the Securities Act of 1933, as amended.

Purchase Order
--------------

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

Purchase Order Date
-------------------

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

                                      -7-

Record Date
-----------

         The date(s) established by the Sponsor and the Trustee pursuant to
         Section 3.05(e) for distributions from the Cash Account.

Redemption Basket
-----------------

         The minimum number of Equity Gold Shares that may be redeemed pursuant to Section 5.02, which shall be the number of shares constituting a
         Creation Basket on the Redemption Order Date.

Redemption Distribution
-----------------------

         The property delivered in satisfaction of a redemption of a Redemption
         Basket as specified in Section 5.02(c).

Redemption Order
----------------

         Shall have the meaning assigned thereto in Section 5.02(a).

Redemption Order Date
---------------------

         Shall have the meaning assigned thereto in Section 5.02(b).

Redemption Settlement Date
--------------------------

         Shall have the meaning assigned thereto in Section 5.02(d).

Rules
-----

         The rules, regulations, practices and customs of the LBMA or the COMEX as the context shall indicate, or in the case of Gold as defined in clause (c) of the definition of Gold herein, the rules, regulations, practices and customs of the market and jurisdiction where such Gold is traded.

SEC
---

         The Securities and Exchange Commission.
Sponsor
-------

         World Gold Trust Services, LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

                                      -8-

Sponsor Indemnified Party
-------------------------

         Shall have the meaning assigned to such term in Section 7.05(b).

Successor Custodian
-------------------

         A custodian appointed by the Trustee pursuant to Section 3.02 in lieu of the Initial Custodian or any predecessor Successor Custodian.

Transaction Fee
---------------

         Shall have the meaning assigned to such term in Section 2.02(f).

Trust
-----

         Shall mean the trust created by this Agreement as constituted from time to time.

Trust Allocated Account
-----------------------

         The Custody Account maintained by the Initial Custodian for the Trust pursuant to the Allocated Bullion Account Agreement, or if applicable, another account maintained by another Custodian recording the amount of gold bullion held for the Trust on an allocated basis, as the case may
         be.

Trustee
-------

         HBUS New York or any entity into which it may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its corporate trust business, or any successor Trustee designated as such by operation of law or appointed as herein provided.

Trustee Indemnified Party
-------------------------

         Shall have the meaning assigned to such term in Section 8.05.

Trust Unallocated Account
-------------------------

         The account maintained by the Initial Custodian for the Trust pursuant to the Unallocated Bullion Account Agreement, or another account maintained by an Additional Custodian or a Successor Custodian for the
         Trust on an Unallocated Basis, as the case may be.

                                      -9-

Unallocated Basis
-----------------

         Shall mean, with respect to a Gold account maintained by a Custodian, that the person in whose name the account is held is entitled to call on the Custodian to deliver in accordance with the Rules an amount of
         Gold equal to the amount of Gold standing to the credit of the person's account but has no ownership interest in any Gold that the Custodian owns or holds.

Other Usages.
-------------

         The following usages shall apply in interpreting this agreement.

         (1)    References to a governmental or quasigovernmental agency,
         authority or instrumentality or an authorized self-regulatory organization (including the SEC, COMEX, NYMEX and LBMA) shall also refer to a regulatory or other body that succeeds to the functions of the agency, authority or instrumentality.

         (2)    "A or B" means "A or B or both."

         (3)    "Including" means "including, but not limited to."

                                   ARTICLE II

      Scope of Trustee's Duties, Initial Deposit and Declaration of Trust,
                        Subsequent Creations and Issuance
             of Creation Baskets, Requirements for Delivery of Gold
             ------------------------------------------------------

         Section 2.01. Scope of Trustee's Duties. Subject to the terms and conditions of this Agreement, the Trustee is hereby authorized to and shall perform only the following services for the Trust as its Trustee:

         (1)    enter into the Custody Agreements with the Initial Custodian;

         (2)    receive from Participants and process properly submitted
                Purchase Orders, as described in Section 2.03(a);

         (3)    in connection with Purchase Orders, (i) receive Cash Deposits from Participants, (ii) notify the Custodian to expect to
                receive a transfer into the Trust Unallocated Account of the
                Gold that a Participant has instructed the Custodian to
                deliver to the Trust Unallocated Account, (iii) instruct the
                Custodian to allocate and transfer allocated gold from the
                Trust Unallocated Account to the Trust Allocated Account, and
                (iv) receive reports relating to the Custody Accounts from the

                                      -10-

                Custodian indicating, among other things, receipt of Gold from
                Participants for the credit of the Trust and has allocated such Gold to the Trust Allocated Account, as described in
                Section 2.03(a)(iv), 3.02(d) and as provided in the Custody
                Agreements under which such Gold is received;

         (4)    in connection with Purchase Orders, deliver Creation Baskets to the Depository for the account of the Participant placing a
                Purchase Order for which the Trustee has received the
                Participant's Cash Deposit, if any, and (through the
                Custodian) the Participant's Creation Basket Gold Deposit
                Amount (the Cash Deposit and the Creation Basket Gold Deposit
                Amount together constituting the "Creation Basket Deposit"), as described in Section 2.03(b);

         (5)    receive from Participants and process properly submitted
                Redemption Orders, as described in Section 5.02, or as may from time to time be permitted by Section 5.03;

         (6)    in connection with Redemption Orders, instruct the Custodian to transfer Gold (i) from the Trust Allocated Account to the
                Trust Unallocated Account and (ii) from the Trust Unallocated
                Account to the Participant Unallocated Account of the
                redeeming Participant, as described in Section 5.02;

         (7)    in connection with Redemption Orders, receive from the
                redeeming Participant through the Depository, and thereupon cancel, Equity Gold Shares corresponding to the Redemption
                Baskets to be redeemed, or as may from time to time be
                permitted by Section 5.03;

         (8)    on behalf of the Trust, enter into Custody Agreements as
                provided in Section 3.02(a) and (d), monitor the performance of the Custodian and enforce each Custodian Agreement, as
                described in Section 3.02(b), and give the instructions to a
                Custodian provided in Sections 3.02(e) and (g);

         (9)    determine on each Business Day (i) the Creation Basket Gold
                Deposit Amount, as described in Sections 2.03 and 2.05, (ii)
                the valuation of Gold owned or to be received by the Trust, as described in Article IV, (iii) the Adjusted Net Asset Value and Net Asset Value of the Trust and the Net Asset Value per
                Equity Gold Share, as described in Section 5.01;

         (10)   establish and maintain (i) the Cash Account as described in
                Sections 3.03 and 3.05 and (ii) a Reserve Account, as
                described in Section 3.04; provide or arrange for custody of the Trust's assets other than cash and Gold; and record the ownership of the Trust's assets as provided in Section 3.02(f)

         (11)   accrue and pay charges of the Trust as described in Section
                3.05, and sell Gold to raise cash to pay such charges pursuant to Sections 3.05(d);

                                      -11-

         (12)   distribute to the Beneficial Owners any excess cash in the Cash
                Account, as described in Section 3.05(e);

         (13)   sell Gold as authorized or directed pursuant to Section 3.07;

         (14)   notify the Sponsor of notices received and take actions as provided in Section 3.09;

         (15)   interact with the Depository as provided in Section 3.10 or as otherwise required hereunder;

         (16)   keep proper books of record and account of all transactions of the Trustee under this Agreement, as described in Section
                8.02(a), maintain a copy of this Agreement available for
                inspection as provided in Section 8.03, and furnish to
                Participants after the end of each fiscal year, an annual
                report and other information, as described in Section 3.06;

         (17)   take the actions authorized under Sections 7.03 and 8.01(s) in the circumstances described therein affecting the Sponsor's continued performance under this Agreement;

         (18)   arrange for the annual audit of the accounts of the Trust and prepare or cause to be prepared tax and other regulatory filings as provided in Section 8.02;

         (19)   communicate with Beneficial Owners as may from time to time be required in connection with the administration of the Trust;

         (20)   terminate the Trust in accordance with Article IX, as described therein;

         (21)   discharge its duties under the Participant Agreement and any
                Custody Agreement; and

         (22)   undertake such actions, in the Trustee's discretion, as the
                Trustee shall deem necessary to protect the Trust and the
                rights and interest of the Beneficial Owners in accordance with this Agreement.

         Section 2.02. Initial Deposit, Declaration of Trust and Issuance of
                       -----------------------------------------------------
Initial Creation Baskets.
-------------------------

         (a) The Trustee acknowledges that the Trustee has received (i) from the
Initial Custodian confirmation that the Initial Custodian has credited the
Initial Deposit to the Trust Unallocated Account, and (ii) the Transaction
Fee(s) payable with respect to the Purchase Order(s) relating to issuance of the initial Creation Baskets, if any. The Trustee hereby declares that subject to the terms and conditions of this Agreement, (i) the Initial Deposit, (ii) all
Gold that the Custodian credits to the Trust Allocated Account, the Trust
Unallocated Account and any other Custody Account, in accordance with the
Custody Agreements, and (iii) all other assets

                                      -12-

owned by the Trust from time to time, shall be owned by the Trust and the
Trustee as trustee thereof, for the use and benefit of all present and future
Beneficial Owners in accordance with their respective beneficial interests as the same may be constituted from time to time.

         (b) The Trustee hereby confirms that, in exchange for the Initial
Deposit, the Trustee has issued the Global Security to the Depository and that, upon the registration statement for the sale of the Equity Gold Shares being declared effective, the Trustee will direct the Depository to credit to the
Depositor identified in Schedule A the Equity Gold Shares constituting the number of Creation Baskets identified in such Schedule A.

         (c) Pursuant to the Distribution Agreement (the "Distribution
Agreement") between the Sponsor and UBS Warburg LLC (the "Underwriter"), on
the third Business Day following the date on which the Distribution Agreement is signed (the date on which the Distribution Agreement is signed, the
"Underwriter's Order Date" and the third following Business Day, the
"Underwriter's Settlement Date"), or such later Business Day which the Sponsor shall specify by written instruction to the Trustee received by the Trustee not later than the Business Day preceding the Underwriter's Settlement Date, the Underwriter shall deliver to the Custodian the Creation Basket Deposit, computed for the Underwriter's Order Date, for the number of Creation Baskets specified in the Distribution Agreement and, upon notice from the Custodian that the Custodian has received such Creation Basket Deposit, the Trustee shall issue and deliver such number of Creation Baskets to the Depository for credit to the account of the Underwriter.

         Section 2.03. Subsequent Creations and Issuance of Creation Baskets.
                       ------------------------------------------------------

         (a) After the Initial Deposit, the following procedures will govern the
Trustee in the creation and issuance of additional Creation Baskets, except to the extent otherwise provided in the Participant Agreement as it may be amended from time to time.

               (i) On any Business Day, a Participant may submit a request to the Trustee to create one or more Creation Baskets (such request by a
         Participant, a "Purchase Order") in the manner provided in the
         Participant Agreement. Purchase Orders submitted after the Order Cut-
         Off Time on a Business Day shall be held and deemed to be received by the Trustee on the next following Business Day (the Business Day on which the Purchase Order is or is deemed to be received, the "Purchase
         Order Date"). The Trustee will process Purchase Orders only from
         Participants with respect to which the Participant Agreement is in full force and effect. The Trustee and the Sponsor will each maintain and make available at their respective offices specified in Section 10.09 during normal business hours, a current list of the Participants with respect to which the Participant Agreement is in full force and effect.
         The Sponsor directs the Trustee to deliver a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant
         Agreement.

               (ii) Any Purchase Order is subject to rejection by any of the
         Sponsor or the Trustee pursuant to Section 2.03(e).

               (iii) After accepting a Participant's Purchase Order, the Trustee will issue and deliver Creation Baskets to fill a Participant's
         Purchase Order as of 11:00 a.m. New York time on the third Business Day after the Purchase Order Date, but only if by such time the Trustee has received (A) for its own account, the Transaction Fee, (B) for the account of the Trust the Cash Deposit (defined below), if any, and (C)
         notice from the Custodian (which need not be the Custodian's official report of transactions for such day) that the Custodian has received for the account of the Trust to the credit of the Trust Unallocated
         Account (or other Custody Account provided for in the relevant Custody
         Agreement), from the Participant Unallocated Account (or other account of the Participant from which Gold may be transferred to the Trust in accordance with the relevant Custody Agreement)

                                      -13-

         the Creation Basket Gold Deposit Amount of Gold due from the
         Participant submitting the Purchase Order.

         (b) Upon issuing a Creation Basket pursuant to a Purchase Order of a
Participant, the Trustee will deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for credit to the account of the Participant that placed the Purchase Order.

         (c) The Cash Deposit ("Cash Deposit") shall be an amount of cash equal to the cash held or receivable by the Trust as of the Purchase Order Date, if any, less the fees, expenses and other liabilities of the Trust accrued through the Purchase Order Date, as computed by the Trustee under Section 5.01, divided by the number of Equity Gold Shares outstanding immediately before the Purchase
Order Date, and then multiplied by the number of Equity Gold Shares to be created pursuant to the Participant's Purchase Order. A negative Cash Deposit amount will reduce the Creation Basket Gold Deposit Amount pursuant to Section
2.05. If, notwithstanding the provisions of Section 3.07, the Trust holds assets other than Gold, cash or cash receivables, no Purchase Orders will be accepted until such other assets have been sold or otherwise disposed of.

         (d) The quantity of Gold included in the Creation Basket Gold Deposit
Amount will change as a result of expenses paid and expenses accrued in excess of cash then held by the Trust, and shall be determined by the Trustee in the manner specified in Section 2.05. The Trustee's determination of the Creation
Basket Gold Deposit Amount and the amount of the Cash Deposit, if any, required for each Creation Basket Deposit shall be final and binding upon all persons interested in the Trust.

         (e) The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i)
determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the
Trust or to Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful;
or (iv) otherwise if circumstances outside the control of the Trustee, the
Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or
Creation Basket Deposit.

         (f) A non-refundable transaction fee will be payable to the Trustee for its own account in connection with each Purchase Order pursuant to this Section and in connection with each Redemption Order pursuant to Section 5.02
("Transaction Fee"). The Transaction Fee charged in connection with each such creation and redemption shall be initially $2,000, but may be changed as provided in Section 2.03(g). Even though a single Purchase Order or Redemption
Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order.

         (g) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor and upon 60 days' prior

                                      -14-

notice, but will not in any event exceed 0.10% of the value of a Creation Basket at the time of creation or of a Redemption Basket at the time of redemption, as the case may be (in each case determined at the Net Asset Value per Share for the date of the Purchase Order or Redemption Order, respectively). Promptly after such notification and prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such changes in the Transaction Fee. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

         (h) Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository
Agreement is in effect, Creation Baskets will be issued and redeemed and Equity
Gold Shares will be transferable solely through the book-entry systems of the
Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.10. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Equity Gold Shares by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the
Depository to perform its functions at a comparable cost and on terms acceptable to the Trustee and the Sponsor or, if such a replacement is unavailable, to terminate the Trust.

         Section 2.04. Requirements for Deposits of Gold.
                       ---------------------------------

         (a) Except as provided in paragraph (b) of this Section, Gold may be delivered for deposit to the Trust only by transfer to the Trust Unallocated
Account maintained by the Custodian on behalf of the Trust from a Participant
Unallocated Account pursuant to the procedures specified in the Participant
Agreement. The expense and risk of delivery, ownership and safekeeping of Gold until such Gold has been received by the Trust shall be borne solely by the
Depositor.

         (b) The Trustee shall accept delivery of Gold by such other means as the Sponsor and the Trustee, from time to time, may agree and determine to be acceptable for the Trust, provided that the same is disclosed in the Prospectus.
If Gold is to be delivered other than as described in Section 2.04(a), the
Sponsor and Trustee are authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor and the Trustee determine to be desirable.

         Section 2.05. Creation Basket Gold Deposit Amount. The Trustee will adjust the quantity of Gold included in the Creation Basket Gold Deposit Amount as appropriate to reflect sales or other disposition of Gold for payment of
Trust expenses or otherwise and as may be required to reflect accrued expenses in excess of the value of assets of the Trust other than Gold, as computed under
Section 5.01. In general, in order to effectuate the foregoing, the Trustee shall first determine the excess (if any) of accrued expenses and other liabilities over the value of all assets of the Trust other than Gold, utilizing the Net Asset Value for the date of the adjustment. The Trustee shall determine the quantity of Gold equal in value to such excess, at the price of Gold determined under Section 4.01 hereof for such date. The Trustee shall subtract

                                      -15-

that number of Fine Ounces of Gold from the total number of Fine Ounces of Gold then held by the Trust, and divide the resulting Gold amount by the number of
Baskets then outstanding. Fractions of a Fine Ounce of Gold included in the
Creation Basket Gold Deposit Amount smaller than .001 Fine Ounce shall be disregarded. The Sponsor intends to publish, or may designate other persons to publish, on each Business Day, the quantity of Gold included in the Creation
Basket Gold Deposit Amount, plus the Cash Deposit per outstanding Equity Gold
Share. If the Sponsor elects to publish such information, the inability of the
Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of Equity Gold Shares on the
Exchange.

                                   ARTICLE III

                           Administration of the Trust
                           ---------------------------

         Section 3.01. Initial Expense. The cost of (i) organizing the Trust and
(ii) the initial sale of the Equity Gold Shares shall be borne by the Sponsor, provided, however, that the liability of the Sponsor under this Section
3.01shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the commencement of trading of Equity
Gold Shares on the Exchange.

         Section 3.02. Custody of Gold: Allocated and Unallocated Accounts,
Additional Custodians and Successor Custodians, Duty to Monitor Custodians,
Certain Requirements for Custody Agreements, Duty to Allocate Gold, Trust Assets
to be Free of Liens, etc.,.

         (a) Concurrently with or before the execution of this Agreement the
Trustee, acting on behalf of the Trust, shall enter into Custody Agreements with the Initial Custodian in the form of the Allocated Bullion Account Agreement, annexed hereto as Exhibit A, and the Unallocated Bullion Account Agreement,
annexed hereto as Exhibit B. Pursuant to these Custody Agreements, the Initial
Custodian shall maintain for the account of the Trust (i) the Allocated Account to which the Initial Custodian will credit Gold held for the Trust on an allocated basis and (ii) the Unallocated Account recording the amount of Gold owned by the Trust on an Unallocated Basis. Unless the Sponsor otherwise directs, the Trustee shall maintain only one Unallocated Account for the Trust at any time. Each other Custody Agreement entered into by the Trustee with a
Custodian on behalf of the Trust shall be in a form suitable for the type of
Gold and the market for which the Custodian shall be providing its services. The terms of such other Custody Agreement shall include provisions substantially similar to those set forth in paragraph (d) of this Section, unless the Sponsor permits the Trustee in writing to enter into a Custody Agreement that omits any such provision.

         (b) From time to time, the Sponsor may direct the Trustee to employ one or more other custodians (each, an "Additional Custodian" or a "Successor
Custodian") in addition to or in lieu of the Initial Custodian or any Successor
Custodian or Additional Custodian for the safekeeping of Gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a Successor Custodian (other than a successor which

                                      -16-

is in lieu of the Initial Custodian) or an Additional Custodian without the
Trustee's consent, which shall not be unreasonably withheld. The Trustee may also, with the prior approval of the Sponsor, employ one or more other Successor
Custodians or Additional Custodians selected by the Trustee for the safekeeping of Gold and services in connection with its deposit and delivery. If the cost of the employment of a Successor Custodian or Additional Custodian would exceed the fees attributable to the Initial Custodian's services under the Allocated
Bullion Account Agreement and the Unallocated Bullion Account Agreement (in the
event HSBC Bank USA or a HSBC Entity, as defined in the Allocated Bullion
Account Agreement and the Unallocated Bullion Account Agreement, were not acting as trustee hereunder), the Sponsor and the Trustee shall make an appropriate adjustment to the Trustee's compensation in accordance with Section 8.04.

         (c) The Trustee shall be responsible for monitoring the performance of each Custodian and for taking such actions to enforce the obligations of each
Custodian as are necessary to protect the Trust and the rights and interests of the Beneficial Owners. In the event that the Trustee determines that maintenance of Gold with a Custodian is not in the best interest of the Beneficial Owners, the Trustee shall so advise the Sponsor and thereafter take such action as the
Sponsor shall direct, or if the Sponsor has not given direction within one
Business Day, shall remove the Gold from the custody of the Custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Beneficial Owners. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

         (d) Before entering into the Custody Agreements attached hereto as
Exhibits A and B with the Initial Custodian, the Trustee has determined that these agreements protect the Trust and the rights and interests of the
Beneficial Owners. Before initially placing Gold with an Additional Custodian or a Successor Custodian, the Trustee shall have determined that the relevant
Custody Agreement and any related custody arrangements satisfy substantially the following requirements (and the requirements of clause (viii) shall apply also to the Initial Custodian), unless the Sponsor has permitted the Trustee in writing to enter into the relevant Custody Agreement without satisfaction of one or more of these requirements:

               (i) That Gold held by the Custodian will be held in a vault maintained under the control of the Custodian, or held by or for a sub-custodian employed as authorized by the relevant Custody Agreement.

               (ii) That the Custodian shall deliver Gold held on behalf of the
         Trust by the Custodian, or by or for any sub-custodian employed by the
         Custodian, only to such persons, at such times, and for such purposes, as specified in written instructions furnished to it by the Trustee, and each Custody Agreement shall contain an explicit undertaking by the
         Custodian to this effect.

               (iii) That as of the close the business on any Business Day, the balance of any Custody Account maintained by a Custodian for the Trust on an Unallocated Basis shall not exceed the maximum fine weight of the standard measure of Gold used by the Custodian for Good Delivery in the market in which it operates, for example, 430 Fine Ounces in the London market.

                                      -17-

               (iv) That when the Trustee instructs the Custodian (1) to debit
         Gold from a Trust Allocated Account maintained by the Custodian for transfer to a Custody Account maintained by the Custodian for the Trust on an Unallocated Basis and (2) to execute the instruction on the same
         Business Day as and in connection with one or more instructions the
         Trustee gives to the Custodian, the Custodian will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the Gold to be debited from the Allocated Account stands to the credit of the Custody Account maintained for the Trust by the Custodian on an Unallocated Basis.

               (v) That Gold transferred from a Custody Account of the Trust maintained on an Unallocated Basis (including any transfers for deposit to a Trust Allocated Account) or upon transfer from a Trust Allocated
         Account for credit to the Custody Account of the Trust maintained on an
         Unallocated Basis will be in a form which complies with the relevant requirements for Good Delivery and that, if the weight and fineness of
         Gold delivered by the Custodian upon transfer from the Custody Account of the Trust maintained on an Unallocated Basis is determined to be different from that reported to the Trustee by the Custodian, the
         Custodian will make appropriate credits or debits to the Custody
         Accounts maintained by the Custodian for the Trust such that the total
         Fine Ounces credited by the Custodian to Custody Accounts of the Trust equal the amount reported to the Trustee.

               (vi) That recovery in accordance with the Custody Agreement in the event Gold withdrawn from a Custody Account of the Trust maintained on an Unallocated Basis does not comply with the relevant requirements for Good Delivery or is not of the weight and fineness represented in the Custodian's account records shall not be barred by delay in asserting a claim because of the failure to discover such loss or damage, regardless of whether the loss or damage could or should have been discovered.

               (vii) That (A) the Trust will be adequately indemnified in the event of the negligence, fraud or willful mistake by the relevant
         Custodian, (B) the Custodian will maintain, at no cost to the Trust, appropriate insurance in regard to its Gold and custody business, and
         (C) that the Custodian will periodically allow the Trustee to review such insurance from time to time upon reasonable prior notice and will provide the Sponsor information regarding such insurance required by the Sponsor in connection with the maintenance of the registration of the Equity Gold Shares, in each case subject to appropriate confidentiality agreements.

               (viii) That (A) the Trust's assets held by the Custodian or by or for any sub-custodian employed by the Custodian will not be subject to any right, charge, security interest, lien or claim of any kind except
         (1) a claim of payment by the Custodian for the safe custody or administration of the Trust's assets or, (2) in the case of a Custody
         Account maintained by a Custodian on an Unallocated Basis, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws, and that (B) the Custodian, will, as requested by the Trustee, provide an opinion of counsel,

                                      -18-

         satisfactory to the Trustee and the Sponsor, to the foregoing effect with respect to assets held by the Custodian.

               (ix) That the beneficial ownership of the Gold will be freely transferable without the payment of money or value other than for safe custody or administration.

               (x) That the Trust's independent public accountants will be given access to records identifying assets of the Trust and access to the
         Trust's assets as required for confirmation of the contents of those records.

               (xi) That the Trustee will receive (1) for each Business Day by no later than the following Business Day, information showing the movement of Gold into and out of the Custody Accounts maintained by the
         Custodian for the Trust, in sufficient detail to identify each transaction, the Business Day on which it occurred and information to allow the Trustee to determine the Custodian's compliance with the requirements set forth in clause (iii) of this paragraph (d) relating to the intended maximum amount of Gold to be held in a Custody Account maintained by the Custodian for the Trust on an Unallocated Basis and
         (2) periodic reports (not less than quarterly) with respect to the safekeeping of the Trust's assets which shall identify separately the assets held by the Custodian and the assets held by each sub-custodian used by the Custodian and the assets held by each other party holding assets of the Trust on behalf of the Custodian or a sub-custodian.

               (xii) That the Custodian irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to the custody agreement or any action taken or omitted thereunder, and waives any claim of forum non conveniens and any objections as to laying of venue, and further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the Custodian at its address for purposes of notices specified in the relevant Custody Agreement.

         (e) When directing transfers to and from the Custody Accounts of the
Trust, the Trustee will instruct the Custodian (which instruction may be provided by the relevant Custody Agreement) to take the actions described in clauses (iii) an (iv) of the preceding paragraph (d) of this Section 3.02.

         (f) The Trustee shall hold and record the ownership of the Trust's assets in such manner that they will not be subject to any right, charge, security interest, lien or claim of any kind, other than (1) a claim for payment of services, indemnities and expenses by the Trustee in providing services as trustee or, in the case of cash deposits, liens or rights in favor of creditors of the Trustee arising under bankruptcy, insolvency or similar laws and (2) a claim against assets held by a Custodian permitted by Section 3.02(d)(viii), and the Trustee, will, as requested by the Sponsor and at the Trustee's expense, provide an opinion of counsel, satisfactory to the Sponsor, to the foregoing effect with respect to assets held by the Trustee, and will cause each
Custodian,

                                      -19-

at such Custodian's expense, to deliver the opinion specified in Section
3.02(d)(viii) with respect to the assets held by the Custodian.

         (g) The Trustee shall instruct each Custodian to transfer from the
Custody Accounts maintained by the Custodian amounts of Gold held as an asset of the Trust only (i) to another Custody Account, (ii) to effect a sale of Gold in accordance with the applicable provisions of this Indenture, (iii) to effect a redemption of Equity Gold Shares in accordance with the provisions of Article V hereof, (iv) upon termination of the Trust as provided in Section 9.01 hereof or
(v) otherwise as directed by a governmental or regulatory body having authority to make such direction.

         (h) The fees and expenses of the Custodian shall be borne by the
Trustee.

         Section 3.03. Cash Account. The Trustee shall open and maintain a separate non-interest bearing account with HSBC Bank USA in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash received by it from or for the account of the Trust. Such account shall be known as the "Cash Account." On each Business Day, the Trustee shall notify the
Sponsor, in writing, of the balance of the Cash Account.

         Section 3.04. Reserve Account. The Trustee shall open and maintain a separate non-interest bearing account with HSBC Bank USA in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash which it has credited to such account from the Cash Account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has established from time to time as required by generally accepted accounting principles. Such account shall be known as the "Reserve Account." The Trustee shall not be required to transmit to the Depository for distribution to Beneficial Owners any of the amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the Cash Account or, if the Trust shall have terminated or shall be in the process of termination, the Trustee shall transfer such amounts to the Depository for distribution to Beneficial Owners such
Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

         Section 3.05. Certain Deductions and Distributions.
                       ------------------------------------

         (a) Subject to paragraph (c) of this Section, monthly, in arrears, the
Trustee shall deduct from moneys held in the Cash Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 8.04 on account of its services performed. The Trustee shall charge the
Cash Account its disbursements for payment of other expenses at such times as the Trustee determines convenient in its administration of the Trust.

         (b) The following charges are or may be accrued and paid by the Trust:

                                      -20-

               (1) Trustee's fees as set forth in Section 8.04 and Sponsor's fees as set forth in Section 7.04;

               (2) expenses of deposit or delivery of the Gold (exclusive of any expenses borne by a Depositor or Redeeming Participant as provided herein or in the Participant Agreement), disbursements charged by and indemnification due any Custodian and other expenses of custody of Gold exclusive of fees for custody services borne by the Trustee;

               (3) fees of the Trustee for extraordinary services performed under this Agreement;

               (4) various governmental charges;

               (5) any taxes, fees and charges payable by the Trustee with respect to Creation Baskets or Redemption Baskets;

               (6) expenses and costs of any action taken by a Trustee
         Indemnified Party or a Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners;

               (7) indemnification of the Trustee or the Sponsor for any losses, liabilities or expenses incurred by it in the administration of the
         Trust without gross negligence or negligence, as applicable, bad faith, willful misconduct or willful malfeasance on their part or reckless disregard of their obligations and duties;

               (8) expenses incurred in contacting Beneficial Owners of Equity
         Gold Shares upon termination of the Trust;

               (9) legal and auditing expenses, and the compensation paid to agents employed by the Trustee as permitted hereunder;

               (10) fees paid to the Depository for custody of Equity Gold
         Shares;

               (11) federal and state annual fees in keeping the registration of
         Equity Gold Shares on a current basis pursuant to Section 10.02 for the issuance of Creation Baskets;

               (12) expenses of the Sponsor relating to the printing and
         distribution of marketing materials describing the Trust and Equity
         Gold Shares (including but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses); and

               (13) stationery, postage and all other out-of-pocket expenses of the Trust not otherwise stated above incurred by it or the Custodian or any Additional Custodian or Successor Custodian pursuant to actions permitted or required under this Agreement.

                                      -21-

         (c) The Trustee will charge no fee and will assume the expense of operation (other than extraordinary expenses) of the Trust accrued through and including the 30th day following commencement of trading of Equity Gold Shares on the Exchange. For the period commencing with the 31st day following the commencement of trading on the Exchange and expiring on the first anniversary of the commencement of trading on the Exchange, the Trustee will reduce its fee and will assume expenses of the Trust to the extent that the aggregate annual expenses (other than extraordinary expenses) of the Trust exceed 0.30% of the average daily value of the Trust assets (before expenses) computed under Section
5.01. The Trustee and the Sponsor have entered into a separate agreement relating to payment by the Sponsor of compensation to the Trustee for the period described in the two preceding sentences. If the Sponsor fails to pay the
Trustee pursuant to such compensation agreement, the Trustee may recover the unpaid amounts from the assets of the Trust, and may sell Gold as necessary to provide funds therefor, provided, however, that, to the extent any such unpaid amounts are paid from the Trust, the Trust shall succeed to the rights of the
Trustee against the Sponsor under the compensation agreement.

         (d) The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Gold in such quantity and at such times, as may be necessary to permit payment of expenses hereunder.
Notwithstanding the foregoing, only when directed by the Sponsor and agreed to by the Trustee, the Trustee will advance amounts out of its own funds for the payment of expenses, provided that the amount advanced at any time shall not exceed $[ ]. The Trustee will reimburse itself the amount of such advances, plus the cost of meeting reserve requirements imposed by the Board of Governors of the Federal Reserve System, together with interest thereon at a percentage rate equal to then current overnight federal funds rate, by deducting such amounts from funds subsequently credited to the Cash Account. In the event any such advance remains outstanding for more than forty-five (45) Business Days, the
Trustee shall sell Gold to reimburse itself for such advance and any accrued interest thereon. The Trustee shall have a lien on the balances on hand in the
Cash Account and the Gold credited to the Allocated Account and Unallocated
Account of the Trust as provided in Section 8.01(g) to the extent of all amounts advanced by it pursuant to this Section 3.05 which lien shall be superior to the interest of the Beneficial Owners. The Trustee is conclusively authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to minimize the Trust's holdings of assets other than Gold. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Gold so made. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant the Sponsor's direction or otherwise in accordance with this Section.

         (e) If at any time and from time to time, the Trustee and Sponsor determine that the balance on hand in the Cash Account exceeds the anticipated expenses of the Trust during the following 12 months, they shall direct that such excess be distributed and shall establish such Record and Distribution
Dates for such distribution as they deem appropriate. In calculating the amount of a distribution, fractions of less than $.01 will be ignored. Notwithstanding the foregoing, no distribution shall be made if the amount distributable will be less than $0.010 per Equity Gold Share outstanding. The Trustee shall make distributions under this

                                      -22-

paragraph solely to the Depository as the registered holder of all Equity Gold
Shares in accordance with Section 3.10(g) and the Trustee shall have no liability to any person in respect of any distribution so made.

         Section 3.06. Statements and Reports. After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, the Trustee will furnish to the Participants for distribution to each person who was a Beneficial Owner of Equity Gold Shares at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Trustee may distribute the annual report by any means acceptable to the Depository and the
Participants.

         Section 3.07. Sale of Gold or other Property. In addition to selling
Gold in accordance with Section 3.05(d), the Trustee shall sell or liquidate
Gold whenever any one or more of the following conditions exist:

         (a) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

         (b) the Trust is to be terminated and its assets liquidated in accordance with Section 9.01.

         Any property received by the Trust other than Gold, cash or an amount receivable in cash (such as, for example, an insurance claim) shall be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor and the proceeds thereof shall be credited to the Cash Account.

         Unless otherwise directed by the Sponsor, when selling Gold the Trustee shall endeavor to sell at the value determined under Section 4.01 for the date of sale. The Trustee shall place orders with dealers (which may include the
Custodian) through which it may reasonably expect to obtain the most favorable price and execution of orders.

         The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 3.07.

         Section 3.08. Counsel. The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Gold and the Trust, including any legal matters relating to the possible disposition or acquisition of any Gold. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the Trust.

         Section 3.09. Notice to Sponsor. If the Trustee receives notice at any time that an action is to be taken by reason of its holding of the assets of the
Trust for which no direction is provided herein, the Trustee shall promptly notify the Sponsor and shall thereupon take or refrain from taking such action as the Sponsor shall in writing direct; provided, however, that if the Sponsor

                                      -23-

shall not within five Business Days of the giving of such notice to the Sponsor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or decline to take action as it, in its sole discretion, shall deem advisable. Neither the Sponsor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section
3.09.

         Section 3.10. Book-Entry-Only System, Global Security. (a) The Sponsor
and the Trustee will enter into the Depository Agreement pursuant to which the
Depository will act as securities depository for Equity Gold Shares. Equity Gold
Shares will be represented by a single Global Security, which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository.
Certificates will not be issued for Equity Gold Shares. The Global Security shall be in the form attached hereto as Exhibit D and shall represent such
Equity Gold Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Equity Gold Shares from time to time endorsed thereon and that the aggregate amount of outstanding Equity Gold
Shares represented thereby may from time to time be increased or reduced to reflect deposits or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Equity
Gold Shares represented thereby shall be made in such manner and upon instructions given by the Trustee as specified in the Depository Agreement.

         (b) Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust
Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         (c) The Depository has advised the Sponsor and the Trustee as follows:
The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC
Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the
Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either

                                      -24-

directly or indirectly ("Indirect Participants"). The Depository agrees with and represents to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

         (d) As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Equity Gold Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of Equity Gold Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee and each Participant, in the case of a creation or redemption. Ownership of beneficial interest in Equity Gold Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of
beneficial interests in Equity Gold Shares ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Equity Gold Shares a written confirmation relating to their purchase of Equity Gold Shares.

         (e) So long as Cede & Co., as nominee of the Depository, is the registered owner of Equity Gold Shares, references herein to the registered or record owners of Equity Gold Shares shall mean Cede & Co. and shall not mean the
Beneficial Owners of Equity Gold Shares. Beneficial Owners of Equity Gold Shares
will not be entitled to have Equity Gold Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of
Equity Gold Shares under this Agreement. Accordingly, to exercise any rights of a holder of Equity Gold Shares under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC
Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trustee and the
Sponsor understand that under existing industry practice, if the Trustee requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Equity
Gold Shares, is entitled to take, in the case of a Trustee request, the
Depository will notify the DTC Participants regarding such request, such DTC
Participants will in turn notify each Indirect Participant holding Equity Gold
Shares through it, with each successive Indirect Participant continuing to notify each person holding Equity Gold Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trustee through each
Indirect Participant and DTC Participant through which the Beneficial Owner's interest in the Equity Gold Shares is held.

         (f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all Equity Gold Shares for all purposes except as expressly set forth in this

                                      -25-

Agreement. Conveyance of all notices, statements and other communications to
Beneficial Owners will be effected as follows. Pursuant to the Depository
Agreement, the Depository is required to make available to the Trustee upon request and for a fee to be charged to the Trust a listing of the Equity Gold
Share holdings of each DTC Participant. The Trustee shall inquire of each such
DTC Participant as to the number of Beneficial Owners holding Equity Gold
Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such
DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

         (g) Distributions on Equity Gold Shares pursuant to Section 3.05(d)
shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Equity Gold Shares. The Trustee and the Sponsor expect that the
Depository or its nominee, upon receipt of any payment of distributions in respect of Equity Gold Shares, shall credit immediately DTC Participants'
accounts with payments in amounts proportionate to their respective beneficial interests in Equity Gold Shares as shown on the records of the Depository or its nominee. The Trustee and the Sponsor also expect that payments by DTC
Participants to Indirect Participants and Beneficial Owners held through such
DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name,"
and will be the responsibility of such DTC Participants and Indirect
Participants. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial
Owners, or payments made on account of beneficial ownership interests in Equity
Gold Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial
Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Equity Gold Shares.

         (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by HSBC Bank USA as the
Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by HSBC Bank USA, but are made and intended for the purpose of binding only the Trust. Nothing in the
Global Security shall be construed as creating any liability on HSBC Bank USA, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

                                      -26-

         (i) Successor Depository. If a successor to The Depository Trust
Company shall be employed as Depository hereunder, the Trustee and Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.10.

         Section 3.11. Trust to be administered as Grantor Trust. Nothing in this Agreement, any Custody Agreement with any Custodian, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Beneficial
Owners within the meaning of Treasury Regulation Section 301.7701-4(c) or similar or successor provisions of United States Treasury Regulations under the
Internal Revenue Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. The Trustee shall not be liable to any person for the failure of the Trust to qualify as a grantor trust under the Internal Revenue Code or any comparable provision of the laws of any
State or other jurisdiction where such treatment is sought, provided that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this Agreement.

                                   ARTICLE IV

                               Evaluation of Gold
                               ------------------

         Section 4.01. Evaluation of Gold. As of the Evaluation Time on each
Business Day, the Trustee shall determine the value of the Gold held or receivable by the Trust on the basis of the London P.M. Fix for the day on which the evaluation is made, or if no London P.M. Fix is made on such day or has not been announced by the Evaluation Time, on the basis of the last London "fixing"
(A.M. or P.M.) determined prior to the Evaluation Time, unless the Trustee in consultation with the Sponsor determines such price inappropriate as a basis for evaluation. In the event the Trustee and the Sponsor determine that the London P.M.
Fix or last prior London "fixing" is not an appropriate basis for evaluation, they shall identify an alternative basis for evaluation to be employed by the Trustee.
Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the London P.M. Fix or last prior London "fixing" is not appropriate as a basis for evaluation of the Gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation provided that such determination is made in good faith.

         Section 4.02. Responsibility of the Trustee for Evaluations. The
Sponsor and the Beneficial Owners may rely on any evaluation furnished by the
Trustee, and the Sponsor shall have no responsibility for the accuracy thereof.
The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Beneficial Owners, for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                      -27-

                                    ARTICLE V

               Trust Evaluation and Redemption of Creation Baskets
               ---------------------------------------------------

         Section 5.01. Trust Evaluation. As of the Evaluation Time on each
Business Day, the Trustee shall subtract all accrued fees (other than the fees computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the Gold determined by the Trustee pursuant to Section 4.01 and all other assets of the Trust (other than any amounts credited to the Reserve Account). The resulting figure is the
"Adjusted Net Asset Value" of the Trust. All fees computed by reference to the value of the Trust or its assets shall be calculated on the Adjusted Net Asset
Value. The Trustee shall subtract from the Adjusted Net Asset Value the amount of accrued fees so computed and the resulting figure is the "Net Asset Value" of the Trust. The Trustee shall also divide the Net Asset Value of the Trust by the number of Equity Gold Shares outstanding as of the Evaluation Time on the date of the evaluation then being made, which figure is the "Net Asset Value per
Equity Gold Share."

         Adjusted Net Asset Value, Net Asset Value and Net Asset Value per Share
shall be computed in accordance with generally accepted accounting principles in the United States.

         Section 5.02. Redemption of Redemption Baskets. (a) On any Business
Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Trustee pursuant to
Section 2.03(a)(i)) may redeem one or more Redemption Baskets in kind by delivering a request for redemption to the Trustee (such request, a "Redemption
Order") in the manner specified in the Participant Agreement.

         (b) A Redemption Order shall be effective upon the Business Day it is received by the Trustee in form satisfactory to the Trustee, provided, however, that a Redemption Order received after the Order Cut-Off Time on any Business
Day shall be held and deemed to be received by the Trustee on the next following
Business Day (the Business Day on which the Redemption Order is or is deemed to be received, "Redemption Order Date"). The Trustee shall reject any Redemption
Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

         (c) Subject to deduction of any tax or other governmental charges due thereon, the Redemption Distribution ("Redemption Distribution") shall consist of the portion of the Net Asset Value of the Trust, determined pursuant to
Section 5.01 for the Redemption Order Date, attributable to the Redemption
Basket(s). In general, such distribution shall consist of (A) credit to a
Participant Unallocated Account of the redeeming Participant maintained with the
Custodian of the amount of Gold representing the fractional undivided interest in the Gold held by the Trust evidenced by the Redemption Baskets subject to the redeeming Participant's Redemption Order plus or minus (B) a cash amount (the
"Cash Redemption Amount"). The Cash Redemption Amount shall be equal to the excess (if any) of all assets of the Trust other than Gold over all accrued expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Redemption Baskets subject to the redeeming
Participant's Redemption Order. If the Cash Redemption Amount is positive, then it shall be paid in cash. If the Cash Redemption

                                      -28-

Amount is negative, then it shall reduce the credit to the Participant's
Unallocated Account, by an amount of Gold equal in value, at the price of Gold determined under Section 4.01 hereof for the Redemption Order Date, to such negative Cash Redemption Amount. Fractions of a Fine Ounce of Gold included in the Redemption Distribution smaller than .001 Fine Ounce shall be disregarded.

         The Trustee will distribute any positive Cash Redemption Amount through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

         (d) By 10:00 a.m. New York time on the third Business Day following the
Redemption Order Date (such third Business Day, the "Redemption Settlement
Date"), if the Trustee's account at the Depository has by such time been credited with the Redemption Baskets being tendered for redemption and the
Trustee has by such time received the Transaction Fee, the Trustee shall deliver the Cash Redemption Amount (if any) and shall direct the Custodian to deliver
Gold included in the Redemption Distribution by effecting the necessary transfers of the Gold to the Participant Unallocated Account, provided, however, that the Trustee is authorized to pay the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the
Trustee's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Sponsor and the
Trustee may, in their sole discretion, from time to time prescribe. Subject to the proviso in the preceding sentence, if the Redemption Basket is credited to
Trustee's account at the Depository after 10:00 a.m. New York Time on the
Redemption Settlement Date, the Redemption Distribution shall be paid, in the manner provided in the preceding sentence, on the first Business Day following the Redemption Settlement Date on which the Trustee's account at the Depository has been credited with the Redemption Basket by 10:00 a.m. New York time.
Notwithstanding the foregoing, if Gold is to be delivered through a Custodian other than the Initial Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such other procedures, including requirements as to the time of receipt by the Trustee of the tendered
Redemption Baskets, for payment of the Redemption Distribution as they shall determine appropriate.

         (e) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the Redemption
Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Beneficial Owners. Neither the Sponsor nor the
Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

         Section 5.03. Other Redemption Procedures. The Sponsor and the Trustee
from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Equity Gold Shares in lot sizes smaller than the
Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 5.02. If Gold is to be delivered through a Custodian other than the Initial Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor and the
Trustee shall agree and determine to be desirable.

                                      -29-

                                   ARTICLE VI

                         Transfer of Equity Gold Shares
                         ------------------------------

         Section 6.01. Transfer of Equity Gold Shares. Beneficial Owners have the rights accorded to holders of "book-entry" securities under applicable law.
Beneficial Owners that are not DTC Participants may transfer Equity Gold Shares by instructing the DTC Participant or Indirect Participant holding the Equity
Gold Shares for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer
Equity Gold Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

                                   ARTICLE VII

                                     Sponsor
                                     -------

         Section 7.01. Responsibility and Duties. The Sponsor shall be liable in accordance herewith for the obligations imposed upon and undertaken by the
Sponsor hereunder.

         Section 7.02. Certain Matters Regarding Successor Sponsor. The
covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor. The Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this
Agreement.

         Section 7.03. Resignation of Sponsor; Successors. If at any time the
Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor.
Such resignation shall not become effective until the earlier of (i) the effective date of the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (ii) the Trustee shall have agreed to act as
Sponsor hereunder succeeding to all the rights and duties of the resigning
Sponsor without appointing a successor Sponsor and without terminating this
Agreement; or (iii) the Trustee shall have terminated and liquidated the Trust and distributed all remaining assets to Participants, which action the Trustee shall have taken if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed and the Trustee has not agreed to act as Sponsor hereunder.
The Trustee shall no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the
Trust is terminated

                                      -30-

by reason of the Sponsor's resignation. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the Trustee shall act in accordance with the provisions set forth in Section 8.01(s). Any successor Sponsor shall be satisfactory to the Trustee.
Upon its resignation becoming effective, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring before its resignation became effective, and the successor Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for acts or omissions occurring prior to the effective date stated in the instrument appointing it successor Sponsor. Notice of appointment of successor Sponsor shall be mailed promptly after acceptance of appointment by the Trustee to all
DTC Participants for distribution to Beneficial Owners as provided in Section
3.10.

         Section 7.04. Compensation of the Sponsor. As compensation for performing services under this Agreement and services provided in connection with facilitation of the creation of Creation Baskets and redemption of
Redemption Baskets and the maintenance of a market in Equity Gold Shares, including costs related to maintaining a web site for the Trust and licensing costs, the Sponsor shall receive a fee, payable monthly in arrears, in an amount per annum equal to .05% of the daily Adjusted Net Asset Value of the Trust, provided that the amount received by the Sponsor shall not exceed the Sponsor's actual expenses, without profit, actually paid by the Sponsor attributable to providing such services during such year, increased by the cost of services provided directly by the Sponsor as determined in accordance with generally accepted accounting principles consistently applied, and provided that no fee shall be payable until the later of (i) the 31st day following the commencement of trading of Equity Gold Shares on the Exchange and (ii) such time as the
Adjusted Net Asset Value of the Trust first equals or exceeds one billion dollars.
The Sponsor shall also receive reimbursement for any and all disbursements and expenses incurred hereunder other than disbursements and expenses of the Sponsor which accrue prior to the 31st day following the commencement of trading of Equity
Gold Shares on the Exchange (exclusive of extraordinary expenses). Within 30
Business Days following the end of each calendar year, the Sponsor shall certify to the Trustee the amount of its actual expenses during the preceding calendar year and shall reimburse the Trust any amounts received in excess of the expenses so certified. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section.

         Section 7.05. Liability of Sponsor and Indemnification. (a) The Sponsor
shall not be under any liability to the Trustee or any Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

                                      -31-

         (b) The Sponsor and its shareholders, members, directors, officers, employees, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the
Trust and held harmless against any loss, liability or expense incurred without
(1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this
Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor hereunder. Any amounts payable to a Sponsor Indemnified Party under this Section 7.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the
Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the
Trust.

                                  ARTICLE VIII

                                     Trustee
                                     -------

         Section 8.01. General Definition of Trustee's Rights, Duties and
Responsibilities. All duties, rights, privileges and liabilities of the Trustee set forth in this Agreement, the duties, rights, privileges and liabilities of the Trustee are subject to the following:

         (a) Duties Limited to Those Specified. The duties, responsibilities and obligations of the Trustee shall be limited to those expressly set forth in this
Agreement and no duties, responsibilities or obligations shall be inferred or implied against the Trustee. The Trustee shall not be subject to, nor required to comply with, any other agreement to which the Sponsor or a Participant is a party and to which the Trustee is not a party, even though this Agreement may refer to that agreement; nor shall it be required to comply with any direction or instruction from the Sponsor, a Participant or an entity acting on behalf of either other than directions or instructions contained in or delivered in accordance with, this Agreement. The Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this agreement, except as specifically provided herein.

         (b) Indemnity for Actions Taken to Protect the Trust. The Trustee shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against

                                      -32-

such expense or liability. Any pecuniary cost of the Trustee resulting from the
Trustee's appearance in, prosecution of or defense of any such actions shall be deductible from and constitute a lien against the assets of the Trust. Subject to the foregoing, the Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement.

         (c) Holding of Trust Property other than Gold. Assets of the Trust, exclusive of Gold or cash, shall be held by the Trustee either directly or through the Federal Reserve/ Treasury Book Entry System for United States and
federal agency securities (the "Book Entry System"), the Depository, or through any other clearing agency or similar system (a "Clearing Agency"). The Trustee shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at the Depository or with any
Clearing Agency unless the Trustee shall have received actual and timely written notice of the same, nor shall the Trustee have any responsibility or liability for the actions or omissions to act of the Book Entry System, DTC or any
Clearing Agency. All moneys deposited with or received by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust in accordance with the provisions of
Section 3.03 and 3.04, until disbursed in accordance with the provisions of this
Agreement. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust in accordance with the provisions of Sections 3.03 and 3.04.

         (d) Official Process Affecting the Property. If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the
Trust or its property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets of the Trust), the Trustee is authorized to comply therewith in any manner that it or legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         (e) Limitation on Trustee's Liability. The Trustee shall not be liable for the disposition of Gold or moneys, or in respect of any evaluation which it makes under this Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Trustee be liable

               (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the
         Sponsor, a Participant or any entity

                                      -33-

         acting on behalf of the Sponsor or a Participant which the Trustee believes is given pursuant to or is authorized by this Agreement;

               (ii) for any indirect, consequential, punitive or special
         damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; or

               (iii) for an amount in excess of the value of the assets of the
         Trust, but only to the extent of direct money damages.

Whenever in this Agreement it is stated that the Trustee is not or shall not be liable or shall have no liability (or words of like effect) for some matter or thing, such statement shall mean that the Trustee is not and shall not be liable to any person, including the Trust, any Beneficial Owner, the Sponsor, a
Participant or prospective Participant or a Custodian, with regard to that matter or thing, and in each such case, the Trustee shall be indemnified by the
Trust against any loss, liability or expense in connection with the matter or thing for which it was stated the Trustee would not be liable. Such indemnity shall include payment by the Trust of the costs and expenses set forth in the second sentence of Section 8.05, and shall be considered amounts payable under
Section 8.05.

         (f) Protection for Amounts Due to Trustee. If any fees, expenses or costs incurred by, or any obligations owed to, the Trustee under this agreement are not promptly paid when due, the Trustee may reimburse itself therefor from the assets of the Trust and may sell, liquidate, convey or otherwise dispose of any assets (including Gold) for such purpose. The Trustee may in its sole discretion withhold from any distribution an amount (in kind or in cash, as the case may be) that it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Trustee is entitled to hereunder.

         (g) Security Interest in Property for Obligations To Trustee. As
security for the due and punctual performance of any and all obligations owed to the Trustee under this agreement, now or hereafter arising, the Sponsor, each
Participant and each Beneficial Owner hereby pledges, assigns and grants to the
Trustee a continuing security interest in, and a lien on, the assets of the
Trust and all distributions thereon or additions thereto. The security interest of the Trustee shall at all times be valid, perfected and enforceable by the
Trustee against the Sponsor, each Participant and each Beneficial Owner and all third parties in accordance with the terms of this Agreement.

         (h) Advice of Counsel. The Trustee may consult with legal counsel of its own choosing, at the expense of the Trust, as to any matter relating to this
Agreement, and the Trustee shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         (i) Force Majeure. The Trustee shall not incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

         (j) Reliance on Writings. The Trustee shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Trustee may act in

                                      -34-

conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement has been duly authorized to do so, provided, however that where a list of authorized officials of a person and their signatures are on file with the Trustee, the Trustee shall compare such manual signatures to the signature on any such documents. Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.

         (k) Documents or Securities. The Trustee shall not be responsible in any respect for the form, execution, validity, value, collectibility or genuineness of documents, instruments or securities deposited with or delivered to or held by it under this Agreement, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The
Trustee shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any asset
(including Gold), securities (including Equity Gold Shares), or other property deposited, issued or held under this Agreement.

         (l) General Duty of Care of Trustee. The Trustee shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property.

         (m) Requests for Instructions. At any time the Trustee may request an instruction in writing in English from the Sponsor or a Participant with respect to any action which the Sponsor or a Participant is authorized to direct the
Trustee hereunder, and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations under this agreement. The Trustee shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the Sponsor or
Participant receives the Trustee's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Trustee has not received the written instructions requested.

         (n) Reliance on Communications. When the Trustee acts on any information, instructions, communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Trustee's obligation to obtain such confirmations as may be specified in this Agreement or any Participant Agreement. The Trustee shall be indemnified as provided in Section 8.05 against any loss, liability, claim or expense
(including legal fees and expenses) it may incur in acting in accordance with any such communication.

                                      -35-

         (o) Ambiguity. The Trustee may construe any provision of this Agreement that it believes to be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the
Trustee in good faith shall be binding upon the parties hereto, each Participant and all Beneficial Owners. In the event of any ambiguity or inconsistency or any other uncertainty in any notice, instruction or other communication received by the Trustee under this Agreement, the Trustee shall notify the Sponsor and the giver thereof, and may, in its sole discretion, refrain from taking any action other than to retain possession of the property of the Trust, unless the Trustee receives such further written instructions, from the Sponsor or otherwise, that eliminate such ambiguity, inconsistency or uncertainty.

         (p) Reliance on Arbitral Decisions. The Trustee shall have no responsibility for the contents of any writing of the arbitrators or any third party that may be used as a means to resolve disputes among third parties with respect to their interest in the Trust, and Trust assets or any Equity Gold
Shares and may conclusively rely without any liability upon the contents thereof.

         (q) Taxes. In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Gold or its custody, moneys or other assets from time to time held hereunder, or on the income therefrom, or upon it as Trustee hereunder or upon or in respect of the
Trust or the Equity Gold Shares, which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust and the payment of such amounts shall be secured by a lien on the Trust. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to United States taxes.
The Trustee represents that no sales or value added tax is applicable to the services it provides hereunder or the services provided by the Custodian; if, however, applicable law shall hereafter be amended to impose such tax, the resulting liability shall be considered a tax covered by the first sentence of this paragraph. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee.

         (r) Trustee's Liability for Custodial Services and Agents. Subject to
Section 3.02 hereof, the Trustee shall not be answerable for the default of the
Initial Custodian or any Custodian employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ custodians for Trust assets other than Gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such Additional Custodians or Successor Custodians, custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. The fees and expenses charged by agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to a Custodian pursuant to a Custody Agreement, shall constitute an expense of the Trust. Fees paid to any Custodian for custody of Gold and fees paid for custody of assets other than Gold shall be an expense of the Trustee.

                                      -36-

         (s) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or the Sponsor shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Sponsor shall be deemed conclusively to have resigned with such resignation being effective immediately upon the occurrence of any of the specified events, and the Trustee may do any one or more of the following: (1) appoint a successor
Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (2) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement; or (3)
terminate and liquidate the Trust and distribute its remaining assets pursuant to Section 9.01. The Trustee shall have no obligation to appoint a successor
Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to this paragraph.

         (t) If the Net Asset Value of the Trust as shown by any evaluation made pursuant to Section 5.01 shall be less than the Discretionary Termination
Amount, the Trustee shall, only when so directed in writing by the Sponsor, terminate and liquidate the Trust and distribute its remaining assets, all in the manner provided in Section 10.01.

         (u) The Trustee in its individual or any other capacity may own or hold gold and Equity Gold Shares, or be an underwriter or dealer in respect of,
Equity Gold Shares and may deal in any manner with the same with the same rights and powers as if it were not the Trustee hereunder.

         (v) The Trustee shall discharge all of its obligations and perform all of its duties under the Participant Agreement.

         (w) The Trustee shall not be under any liability for information provided by it to the Sponsor and subsequently distributed, on an intraday basis, to Beneficial Owners or potential Beneficial Owners of Equity Gold Shares except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance, or reckless disregard of its duties and obligations hereunder. Subject to the foregoing, the Trustee shall undertake to provide to the Sponsor information necessary for the Sponsor to compute an estimate of the
Net Asset Value, on an intraday basis, and provide such estimate to Beneficial
Owners of Equity Gold Shares.

         Section 8.02. Books, Records and Reports; Audit.
                       ---------------------------------

         (a) The Trustee shall keep proper books of record and account of all the transactions under this Agreement at its office located in New York or such office as it may subsequently designate upon notice to the other parties hereto.
The books and records of the Trust maintained

                                      -37-

by the Trustee shall be open to inspection by any Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation of
Creation Baskets and redemption of Redemption Baskets at its New York office.
Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. Such records shall be preserved for such time as the Sponsor may direct.

         (b) The Trustee shall prepare, or cause to be prepared, such annual or other reports on behalf of the Trust and shall file such documents as it is advised by counsel or accountants employed by it as are required of the Trust by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other applicable securities law or regulation, and the cost of such preparation shall be an expense of the Trust. Unless otherwise required by applicable law or regulation, the Sponsor shall be responsible for any certification of any such reports or the contents thereof and shall receive from the Trustee such representations with respect to information within the
Trustee's control as shall be required for the Sponsor to make such certification.

         (c) The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare tax returns and tax reports shall be an expense of the Trust.

         (d) The accounts of the Trust shall be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the Sponsor and the cost of such audit shall be an expense of the Trust. The report of such accountants shall be furnished by the Trustee to Beneficial Owners upon request.

         Section 8.03. Agreement on File. The Trustee shall keep a certified copy or duplicate original of this Agreement on file in its office and available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Beneficial Owner.

         Section 8.04. Compensation of Trustee.
                       -----------------------

         (a) The Trustee shall receive at the times provided in Section 3.05 as compensation for performing its services under this Agreement an amount per annum computed on the daily Adjusted Net Asset Value of the Trust under the following schedule, payable monthly in arrears:

             0.12%         on the first        $10 billion of value

             0.10%         on any excess

                                      -38-

         The Trustee's fee is subject to modification as determined by the
Trustee and Sponsor in good faith to reflect significant changes in the administration of the Trust or the Trustee's duties from those contemplated herein.

         (b) The Trustee shall also charge the Trust for any and all expenses and disbursements incurred hereunder and for any extraordinary services performed by the Trustee hereunder relating to the Trust.

         Section 8.05. Indemnification of Trustee. The Trustee and its
directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Trustee Indemnified
Party") shall be indemnified from the assets of the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct and willful malfeasance on the part of such
Trustee Indemnified Party arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Agreement or arising out of the administration of any Section of this Agreement and without (2) reckless disregard on the part of such Trustee
Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability relating to this Agreement or the Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions to the Trustee given by the Sponsor or counsel to the Trust from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interest of all Beneficial
Owners pursuant to the terms of this Agreement. Any amounts payable to a Trustee
Indemnified Party under this Section 8.05 may be payable in advance or shall be secured by a lien on the Trust.

         Section 8.06. Resignation, Discharge or Removal of Trustee; Successors.
(a) The Trustee may resign and be discharged of its duties hereunder by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, if any, and mailing a copy of a notice of resignation to all
Participants for distribution to Beneficial Owners as provided in Section 3.10 not less than sixty (60) days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. The Trustee shall be advised by the Depository as to the holdings of all Participants pursuant to the Depository Agreement. The Sponsor may, at any time and with or without cause, remove the Trustee and appoint a successor as hereinafter provided. In case at any time the Trustee shall not meet the requirements set forth in Section 8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Sponsor of such failure, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor shall, subject to the requirements of Section 8.06(b) and (c), remove such

                                      -39-

Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or upon the removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee.
Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to all Participants for distribution to Beneficial Owners as provided in Section 3.10. Beneficial Owners of sixty-six and two thirds percent (66 2/3%) of the Equity Gold Shares then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation hereunder, the resigning Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as Trustee.

         (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate and liquidate the
Trust and distribute its remaining assets pursuant to Section 9.01.

         (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this
Agreement. Upon the request of such successor Trustee the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor
Trustee all the rights and powers of the retiring Trustee; and the retiring
Trustee shall transfer, deliver and pay over to the successor Trustee all monies or other assets of the Trust at the time held by it, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the transfer of Gold held by each
Custodian, in such form as the Sponsor and the successor Trustee may reasonably request, and such of the records or copies thereof maintained by the retiring
Trustee in the administration hereof as may be requested by the successor
Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee. The indemnification of the Trustee and any other Trustee Indemnified Party provided for under Section
8.05 hereof shall survive any resignation, discharge or removal of the Trustee hereunder.

                                      -40-

         (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or converted or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger, conversion or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger, consolidation or succession, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         (e) If, while a HSBC Entity (as defined in the Allocated Bullion
Account Agreement and Unallocated Bullion Account Agreement) is acting as
Trustee, a claim of liability arises against a Custodian on behalf of the Trust which is a HSBC Entity, the Trustee will immediately inform the Sponsor thereof, and if the claim is not promptly resolved to the satisfaction of the Sponsor, the Trustee will either commence litigation to enforce the Trust's rights against the Custodian or resign and inform the successor Trustee of the claim.

         Section 8.07. Qualifications of Trustee. The Trustee and any successor
Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, a participant in The Depository Trust Company or such other Depository as shall then be acting, and, unless counsel to the Sponsor, acceptable to the
Trustee, shall determine that such requirement is not necessary for the exception under Section 408(m)(3)(B) of the Internal Revenue Code to apply, a banking institution as defined in Section 408(n) of the Internal Revenue Code.
The Trustee and any successor Trustee shall have, at all times, an aggregate capital, surplus, and undivided profits of not less than $500,000,000.

                                   ARTICLE IX

                                   Termination
                                   -----------

         Section 9.01. Procedure Upon Termination. (a) Discretionary
Termination. The Sponsor will have the discretionary right to direct the Trustee to terminate the Trust if, at any time after the first anniversary of the
Initial Date of Deposit, the Net Asset Value of the Trust remains less than
$350,000,000 for a period of [ ] consecutive Business Days, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the third year following the Initial
Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve (12) month period ending in the last month of the preceding fiscal year (the "Discretionary Termination Amount"). Any termination pursuant to the preceding

                                      -41-

sentence shall be at the complete discretion of the Sponsor subject to the terms hereof, and the Sponsor shall not be liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate the Agreement or the Trust because the value of the Trust is below the Discretionary Termination Amount and shall have no liability for the
Sponsor's exercise or non-exercise of its discretionary power to terminate the
Trust. The Trust may also be terminated by the Trustee (i) upon the agreement of the Beneficial Owners of 66-2/3% of outstanding Equity Gold Shares and (ii)
under the circumstances specified in Section 8.01(s).

         (b) Mandatory Termination Events. The Trust shall be terminated (i) if, within [  ] Business Days after the date of this Agreement, the registration statement for the sale of the Equity Gold Shares has not been declared effective;
(ii) in the event that Equity Gold Shares are de-listed from the Exchange and are not listed for trading on another United States national securities exchange or through the NASDAQ Stock Market within five Business Days from the date the shares are de-listed from the Exchange1; (iii) if the Depository is unable or unwilling to continue to perform its functions as set forth herein and the
Sponsor determines in its sole discretion that a comparable replacement is unavailable; (iv) upon the disposition of all assets (including Gold) held by the Trust; (v) in the event any sole Custodian then acting resigns and no
Successor Custodian has been employeed pursuant to Section 3.02 within 60 days of such resignation; (vi) if at any time after the expiration of 90 days of trading on the Exchange the Net Asset Value of the Trust remains less than $[ ] for a period of [ ] consecutive Business Days; or (vii) upon the circumstances specified in Section 8.06(b). Notwithstanding the foregoing, the Trustee shall have no obligation to appoint a successor Custodian in the absence of direction by the
Sponsor and shall have no liability to any person in the event the Trust is terminated by reason of the resignation of any Custodian.

         (c) Written notice of termination, specifying the date of termination, upon which the Depository shall no longer permit transfers, and the anticipated period during which the assets of the Trust will be liquidated, shall be given by the Trustee to each Beneficial Owner at least twenty (20) days prior to termination of the Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Baskets nor additional Creation Basket Deposits will be accepted. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Gold not already distributed to
Participants redeeming Redemption Baskets, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The
Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 9.01. The Trustee may suspend its sales of the Gold upon the occurrence of unusual or unforeseen circumstances, including, but

-------------------------
(1)     It is intended that Gold Shares will be listed for trading on the
Exchange. Transactions involving Gold Shares in the public trading market will be subject to customary brokerage charges and commissions. There can be no assurance, however, that Gold Shares will always be listed on the Exchange.
Following the initial twelve-month period following formation of the Trust and commencement of trading on the Exchange, the Exchange will consider the suspension of trading in or removal from listing Gold Shares when, in its opinion, further dealings appear unwarranted if: (a) the Trust has more than sixty (60) days remaining until termination and there are fewer than 50 record
Beneficial Owners for thirty (30) or more consecutive trading days; or (b) such other event shall occur or condition shall exist which, in the opinion of the
Exchange, makes further dealings on the Exchange inadvisable.

                                      -42-

not limited to, a suspension in trading of gold. Upon receipt of proceeds from the sale of the last Gold held hereunder, the Trustee shall:

               (i) pay to itself individually from the Trust an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2)
         any compensation due it for extraordinary services, (3) any advances made but not yet repaid and (4) reimbursement of any other disbursements as provided herein;

               (ii) deduct any and all other fees and expenses from the Trust in accordance with the provisions of Section 3.05 hereof;

               (iii) deduct from the Trust any amounts which it, in its sole discretion, shall deem requisite to be added to the Reserve Account for any applicable taxes or other governmental charges that may be payable out of the Trust and any other contingent or future liabilities;

               (iv) transmit to the Depository for distribution each Beneficial
         Owner's interest in the remaining assets of the Trust; and

               (v) disseminate to each Beneficial Owner as provided in Section
         3.10 a final statement as of the date of the computation of the amount distributable to the Beneficial Owners, setting forth the data and information in substantially the form and manner provided for in
         Section 3.06 hereof.

         Section 9.02. Moneys to Be Held Without Interest to Beneficial Owners.
The Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit for the benefit of the
Beneficial Owners without interest thereon or investment thereof.

         Section 9.03. Dissolution of Sponsor Not to Terminate Trust. The
dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement insofar as the duties and obligations of the Trustee are concerned unless the Trust is terminated pursuant to Section 9.01.

                                    ARTICLE X

                            Miscellaneous Provisions
                            ------------------------

         Section 10.01. Amendment and Waiver. (a) This Agreement may be amended from time to time by the Trustee and the Sponsor without the consent of any
Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision hereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising hereunder as will not adversely affect the interests of Beneficial Owners; and (2) to change any provision hereof as may be required by the SEC. This Agreement may also be amended from time to time by the Sponsor and the Trustee with the consent of the
Beneficial Owners of 51% of the

                                      -43-

outstanding Equity Gold Shares to add provisions to or change or eliminate any of the provisions of this Agreement or to modify the rights of Beneficial
Owners; provided, however, that this Agreement may not be amended without the consent of the Beneficial Owners of all outstanding Equity Gold Shares if such amendment would (x) permit, except in accordance with the terms and conditions of this Agreement, the acquisition of any asset other than Gold and cash acquired in accordance with the terms and conditions of this Agreement; (y)
reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of Beneficial Owners required to consent to any such amendment. The
Trustee and Sponsor may from time to time alter the administrative provisions of the Participant Agreement and any such change shall not constitute an amendment of this Agreement.

         (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository, pursuant to the terms of the Depository
Agreement, a list of all DTC Participants holding Equity Gold Shares. The
Trustee shall inquire of each such DTC Participant as to the number of
Beneficial Owners for whom such DTC Participant holds Equity Gold Shares, and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to such Beneficial Owners.

         (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01, or under Section 9.01 to approve the particular form of any proposed amendment or proposed termination procedure, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 10.02. Registration (Initial and Continuing) of Equity Gold
Shares. The Sponsor agrees and undertakes on its own part to register or appoint an agent, which may include the Trustee, to register Equity Gold Shares with the
SEC and under the blue sky laws of such states as the Sponsor may select and as may be required. If, and to the extent permitted by applicable law and regulations, the registration of Equity Gold Shares with the SEC and under the applicable securities laws of such states shall be payable out of the Trust.
Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this
Section and related to all Equity Gold Shares shall be borne by the Trust in the manner provided for by Section 3.05.

         Section 10.03. License Agreement with the Licensor. (a) The Sponsor shall, prior to the Initial Date of Deposit, obtain a license agreement with the
Licensor under which the Trust may use the trademarks and service marks to the extent deemed necessary by the Sponsor under federal and state securities laws.

         (b) The Trust shall pay to the Licensor or shall reimburse the Sponsor for its payment to the Licensor, in accordance with Section 3.05, a licensing fee as set forth in an exhibit to the License Agreement.

                                      -44-

         Section 10.04. Right of Sponsor to Direct Trustee to Declare a Split of
Equity Gold Shares. The Sponsor reserves the right to direct the Trustee to declare a split or reverse split in the number of Equity Gold Shares outstanding and a corresponding change in the number of Equity Gold Shares constituting a
Creation Basket whenever the Sponsor believes that the per Equity Gold Share price in the secondary market falls outside a desirable trading price.

         Section 10.05. Indemnification of the Trust by the Sponsor against
Certain Contingent Liabilities. The Sponsor agrees to indemnify the Trust and its
Beneficial Owners from and against any loss, liability, damages, or expense
(including reasonable fees of attorneys employed by the Trustee at the Sponsor's direction, which direction the Sponsor is authorized to make, and disbursements of such attorneys) arising out of or based upon a claim that the Trust or its operation infringes intellectual property rights owned by others or that a party other than the Trustee or a successor Trustee appointed pursuant to the provisions of this Agreement has a right to act as trustee of the Trust.

         Section 10.06. Indemnification of Underwriter. Acting on behalf of the
Trust, the Trustee has entered, or concurrently with the execution of this
Agreement shall enter, into an agreement with UBS Warburg LLC, the Underwriter of the initial sale of the Equity Gold Shares, in which the Trust agrees to reimburse UBS Warburg LLC, to the extent the Sponsor has not directly paid such amounts when due, for potential liabilities that may be incurred by
UBS Warburg LLC as specified in Sections 8(a)(i) and (ii) of the Distribution
Agreement between the Sponsor and UBS Warburg LLC of even date with this
Agreement.

         Section 10.07. Certain Matters Relating to Beneficial Owners. (a) By
the purchase and acceptance or other lawful delivery and acceptance of Equity
Gold Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and vested with beneficial undivided interest in the Trust to the extent of the Equity Gold Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Agreement.

         (b) Subject to and in accordance with Section 5.02 and 5.03, Equity
Gold Shares may at any time prior to the date specified by the Trustee in connection with the termination of the Trust be tendered to the Trustee for redemption.

         (c) The death or incapacity of any Beneficial Owner shall not operate to terminate the Agreement or the Trust, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial
Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Agreement, in respect of the Gold or moneys from time to time received, held and applied by the Trustee hereunder.

         (d) No Beneficial Owner shall have any right to vote except as provided in Sections 9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust, or the obligations of the parties hereto. Nothing set forth in this Agreement shall be construed so as to constitute the
Beneficial Owners from time to time as partners or members of an association;
nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Agreement, or for any other cause whatsoever.

         Section 10.08. New York Law to Govern. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Beneficial
Owners and the interpretation of the provisions hereof without reference to the principles or rules of conflict of laws to the extent the laws of a different jurisdiction would be required thereby. This Agreement shall be deemed effective when it is executed by the Sponsor and the Trustee.

         Section 10.09. Consent to Jurisdiction. Each party hereto, each
Participant and each Beneficial Owner by the acceptance of an Gold Share, irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of

                                      -45-

forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

         Section 10.10. Merger. This agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof.

         Section 10.11. Notices. All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Trustee, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Sponsor, to:   World Gold Trust Services, L.L.C.
                         444 Madison Avenue, 3rd Floor
                         New York, New York 10022
                         Attention: Mr. J. Stuart Thomas
                         Facsimile: (212) 688-0410

with a copy to:          Carter, Ledyard & Milburn
                         2 Wall Street
                         New York, New York 10005
                         Attention: Mary Joan Hoene, Esq.
                         Facsimile: (212) 732-3232

If to the Trustee, to:   HSBC Bank U.S.A.
                         10 East 40th Street
                         New York, New York 10016
                         Attention: Eli Shaashua
                         Facsimile: (212) 525-1300

with a copy to:          Seward & Kissel LLP
                         One Battery Park Plaza
                         New York, New York 10004
                         Attention: Kalyan Das, Esq.
                         Facsimile: (212) 480-8421

Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to DTC Participants for delivery to Beneficial Owners.

                                      -46-

         Section 10.12. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the
Beneficial Owners.

         Section 10.13. Headings. The headings used in this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

         Section 10.14. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement dated as of ________, 2003 to be duly executed.

                                                World Gold Trust Services, LLC

                                                By _____________________________
                                                   Title:

                                                             Sponsor

                                                HSBC Bank USA

                                                By _____________________________
                                                   Title:

                                                             Trustee

Effective Date: _________, 2003

                                      -47-

STATE OF NEW YORK    )
                         : ss.:
COUNTY OF NEW YORK   )

         On the ______ day of _____________ in the year 2003 before me the undersigned, a Notary Public in and for said State, personally appeared
________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                            ------------------------------------
                                                          Notary Public

         (Notarial Seal)

                                      -48-

STATE OF NEW YORK     )
                         : ss.:
COUNTY OF NEW YORK    )

         On the _____ day of _________________ in the year 2003 before me the undersigned, a Notary Public in and for said State, personally appeared
_____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                            ------------------------------------
                                                         Notary Public

      (Notarial Seal)

                                      -49-

                                                                      SCHEDULE A

                                 Initial Deposit

Depositor                     Creation Basket Deposit              Shares Issued

                                  Schedule A-1

                                                                       EXHIBIT A

                   Form of Allocated Bullion Account Agreement

                                  HSBC BANK USA

                                       AND

                            HSBC BANK USA, NOT IN ITS
                         INDIVIDUAL CAPACITY, BUT SOLELY
                       AS TRUSTEE OF THE EQUITY GOLD TRUST

              -----------------------------------------------------

                       ALLOCATED BULLION ACCOUNT AGREEMENT

              -----------------------------------------------------

                                      A-1

THIS AGREEMENT  is made on [DATE]

BETWEEN

(1)      HSBC BANK USA, a state banking association organized under the laws of the State of New York, United States of America, whose principal place of business in England is at 8 Canada Square, London E14 5HQ ("WE" or
         "US"); and

(2)      HSBC BANK USA, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE
         (THE "TRUSTEE") OF EQUITY GOLD TRUST (THE "EQUITY GOLD TRUST") as
         established pursuant to the Trust Indenture (defined below) ("YOU").

INTRODUCTION

We have agreed to hold Bullion for you and to provide other services to you in connection with such Bullion. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

1.       INTERPRETATION

1.1      DEFINITIONS:   In this agreement:

         "ALLOCATED ACCOUNT" means any account maintained by us in your name pursuant to this agreement.

         "AVAILABILITY DATE" means the Business Day on which you wish us to credit to your Allocated Account an amount of Bullion debited from your
         Unallocated Account.

         "BULLION" means the Precious Metal held for you under this agreement or standing to your credit in your Unallocated Account, as the case may
         be.

         "BUSINESS DAY" means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks generally are open for business in
         London.

         "LBMA" means The London Bullion Market Association or its successors.

         "PARTICIPANT" means a Participant as defined in the Trust Indenture.

         "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time among the Trustee, the Sponsor and a
         Participant, as those terms are defined in the Trust Indenture.

         "PARTICIPANT UNALLOCATED ACCOUNT" means the Precious Metal account a
         Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

                                      A-2

         "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
         Metal.

         "PRECIOUS METAL" means gold.

         "RULES" means the rules, regulations, practices and customs of the LBMA
         (including without limitation the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this agreement.

         "SPONSOR" means World Gold Trust Services, LLC or any successor Sponsor of the Equity Gold Trust.

         "SUB-CUSTODIAN" means a sub-custodian, agent or depository (including an entity within our corporate group) selected by us to perform any of our duties under this agreement including the custody and safekeeping of Bullion.

         "THIRD PARTY UNALLOCATED ACCOUNT" means a Precious Metal account maintained by us on an Unallocated Basis for a party other than you in your capacity as Trustee of the Equity Gold Trust.

         "TRUST INDENTURE" means that certain Trust Indenture of Equity Gold
         Trust dated as of [ ], 2003, between World Gold Trust Services, LLC, as
         Sponsor, and HSBC Bank USA, as Trustee, effective [ ], 2003.

         "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to the Unallocated Bullion Account
         Agreement.

         "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to call on us to deliver in accordance with the Rules an amount of Precious Metal equal to the amount of Precious Metal standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

         "UNALLOCATED BULLION ACCOUNT AGREEMENT" means that certain Unallocated
         Bullion Account Agreement between you and us dated on or about the date of this agreement.

         "VAT" means value added tax as provided for in the Value Added Tax Act
         1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United
         Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

         "WITHDRAWAL DATE" means the Business Day on which you wish to withdraw
         Bullion from your Allocated Account.

1.2      HEADINGS: The headings in this agreement do not affect its interpretation.

1.3      SINGULAR AND PLURAL; OTHER USAGES:

                                      A-3

              (a)  References to the singular include the plural and vice versa.

              (b)  "A or B" means "A or B or both."

              (c)  "Including" means "including but not limited to."

2.       ALLOCATED ACCOUNT

2.1      OPENING THE ALLOCATED ACCOUNT: We shall open and maintain the Allocated
         Account for you in respect of Bullion.

2.2      DEPOSITS AND WITHDRAWALS: The Allocated Account shall evidence and record the holdings of Bullion in, and the movements of Bullion into and out of the Allocated Account.

2.3      DENOMINATION OF THE ALLOCATED ACCOUNT: The Allocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4      REPORTS: For each Business Day, by no later than the following
         Business Day, we will transmit to you by authenticated SWIFT message(s)
         information showing the movement of Bullion into and out of your
         Allocated Account, and identifying separately each transaction and the
         Business Day on which it occurred. In addition, we will provide you such information about the movement of Bullion into and out of your
         Allocated Account on a same-day basis at such other times and in such other form as you and we shall agree. In the case of any difference between the information provided by authenticated SWIFT message and the information we provide you pursuant to the immediately preceding sentence, the SWIFT message will be controlling, and we shall not be liable for your or any third party's reliance on the information we provide to you by means other than SWIFT message. For each calendar month, we will provide you within a reasonable time after the end of the month a statement of account for your Allocated Account, accompanied by one or more weight lists in respect of the Bullion in your Allocated Account as of the last Business Day of the calendar month, containing information sufficient to identify each bar of
         Bullion held in your Allocated Account and the party having physical possession thereof. We also will provide you additional weight lists in respect of the Bullion in your Allocated Account from time to time upon your request, but only on the condition that you may not request weight lists as a way to obtain them routinely on a more frequent basis than the monthly basis on which we are undertaking to provide them.

2.5      REVERSAL OF ENTRIES: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this agreement, we shall reverse or amend any entries to your Allocated
         Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made. Without limiting the foregoing, if Bullion delivered to your Allocated Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your Unallocated Account with the requisite amount of Bullion if the determination

                                      A-4

         reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your Allocated
         Account and debit your Unallocated Account with the requisite amount of
         Bullion if the determination increases the total fine ounces of Bullion that should have been credited to your Allocated Account.

2.6      ACCESS: Upon reasonable prior written notice, we will, during our normal business hours, allow your independent public accountants to visit our premises and examine the Bullion and such records maintained by us in relation to your Allocated Account as they may reasonably require in connection with their audit of the financial statements of the Equity Gold Trust. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide.

3.       TRANSFERS INTO THE ALLOCATED ACCOUNT

3.1      PROCEDURE: We shall receive transfers of Bullion into your Allocated
         Account only at your instruction given pursuant to your Unallocated
         Bullion Account Agreement, by debiting Bullion from your Unallocated
         Account and crediting such Bullion to your Allocated Account, unless we otherwise agree in writing.

4.       TRANSFERS FROM THE ALLOCATED ACCOUNT

4.1      PROCEDURE AND INSTRUCTIONS: We will transfer Bullion from your
         Allocated Account only to such persons and at such times as specified in your instructions to us. Unless you instruct us otherwise, we will transfer Bullion from your Allocated Account only by debiting Bullion from your Allocated Account and crediting the Bullion to your
         Unallocated Account. When you instruct us in accordance with clause
         4.4, we will transfer Bullion from your Allocated Account by debiting
         Bullion from your Allocated Account and making such Bullion available for collection or delivery as provided in clause 4.4. All instructions to transfer Bullion from your Allocated Account must:

         (a)  be received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date, unless we otherwise agree, and such instruction may be subject to a
              confirmatory instruction to be received by us no later than 3:00
              p.m. London time on the Withdrawal Date in which case we will make no transfer unless we have received the confirmatory instruction by such time; and

         (b)  specify (i) the minimum number of fine ounces of Bullion to be debited from your Allocated Account and, if you are identifying the Bullion to be debited, (ii) the serial numbers of the Bullion to be debited, and

         (c)  provide any other information which we may from time to time require, including, where applicable, the name of the person that will collect the Bullion from us or, if applicable, to whom we are to deliver it, and the Withdrawal Date.

                                      A-5

4.2      POWER TO AMEND PROCEDURE: We may amend our procedure for the physical withdrawal of Bullion or impose such additional procedures as we may from time to time consider appropriate. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the withdrawal of Bullion, and in doing so we will consider your needs to communicate any such change to
         Participants and others.

4.3      SPECIFICATION OF BULLION: Unless you instruct us as to the serial numbers of the Bullion to be debited, we are entitled to select the
         Bullion to be debited from your Allocated Account. When you instruct us to debit a minimum amount of Bullion from your Allocated Account for credit to your Unallocated Account without specifying the serial numbers of the Bullion to be debited, we will select the Bullion to be debited and will use commercially reasonable efforts to select for deallocation the smallest amount of Bullion necessary to satisfy your instruction.

4.4      PHYSICAL WITHDRAWALS OF BULLION: Upon your instruction, we will debit
         Bullion from your Allocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us, and in either case at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Allocated
         Account (rather than by crediting it to your Unallocated Account) only in exceptional circumstances, as for example when we are unable to transfer Precious Metal on an Unallocated Basis. In the case of all physical withdrawals of Bullion from your Allocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion physically, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Allocated Account, all risk in and to the Bullion withdrawn shall pass at the Point of Delivery to the person to whom or to or for whose account such Bullion is transferred, delivered or collected. If you instruct us as to the serial number of one or more whole bars of Bullion to be debited, the Bullion you specify will be made available for collection or delivery as soon as reasonably practicable.

5.       INSTRUCTIONS

5.1      YOUR REPRESENTATIVES: We will act only on instructions given in accordance with this clause 5.1 and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the Equity Gold Trust. You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf. Until we

                                      A-6

         receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2      AMENDMENTS: Once given, instructions continue in full force and effect until we receive further instructions that they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Instructions shall have effect only after actual receipt by us.

5.3      UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4      REFUSAL TO EXECUTE: We will, where practicable, refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.       CONFIDENTIALITY

6.1      DISCLOSURE TO OTHERS: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this agreement and that we tell you, at or before the time we provide it, we are providing to you on a confidential basis.

6.2      PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e. a subsidiary or holding company of a party) or by a Sub-Custodian. Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.       CUSTODY SERVICES

7.1      APPOINTMENT: You hereby appoint us to act as custodian of the Bullion in accordance with this agreement and any Rules which apply to us.

7.2      SEGREGATION OF BULLION: We will segregate Bullion in your Allocated
         Account from any Precious Metal which we own or hold for others by making entries in our books and records to identify such Bullion as being held for your Allocated Account, and we will

                                      A-7

         request Sub-Custodians to segregate Bullion held by them for us from any Precious Metal which they own or hold for others by making entries in their books and records to identify such Bullion as being held for
         us. It is understood that our undertaking to request Sub-Custodians to segregate Bullion from Precious Metal they own or hold for others reflects the current custody practice in the London market, and that accordingly we will be deemed to have made such request prior to the execution of this Agreement by our participation in that market.
         Entries on our books and records to identify Bullion will refer to each bar by refiner, assay, serial number and gross and fine weight. Under current LBMA market practices, the weight lists provided to us by our
         Sub-Custodians are expected to identify Bullion held for us by serial number and may include additional identifying information.

7.3      OWNERSHIP OF BULLION: We will identify in our books and records that the Bullion belongs to you.

7.4      LOCATION OF BULLION: Subject to clause 8.1, the Bullion held for you in your Allocated Account must be held by us at our London vault premises or by or for any Sub-Custodian, unless otherwise agreed between us.

8.       SUB-CUSTODIANS

8.1      SUB-CUSTODIANS: We may select Sub-Custodians to perform any of our duties under this agreement including the custody and safekeeping of
         Bullion. The Sub-Custodians we select may themselves select subcustodians to perform their duties, but such subcustodians shall not by such selection or otherwise be, or be considered to be, a
         Sub-Custodian as such term is used herein. We will use reasonable care in selecting any Sub-Custodian. As of the execution of this Agreement, the Sub-Custodians that we use are: the Bank of England, The Bank of
         Nova Scotia (ScotiaMocatta), Deutsche Bank AG, JPMorganChase Bank, N M
         Rothschild & Sons Limited and UBS AG. We will notify you if we select any additional Sub-Custodian, or stop using any Sub-Custodian for such purpose. Your receipt of notice that we have selected a Sub-Custodian
         (including those named in this clause 8.1) shall not be deemed to limit our responsibility in selecting such Sub-Custodian. Not more frequently than annually, upon your request, we will confirm to you that from time to time we may hold Precious Metal for our own account with one or more of each of the Sub-Custodians, provided that this confirmation shall not constitute a representation by us regarding the solvency or creditworthiness of any Sub-Custodian.

8.2      LIABILITY: We shall not be liable for any act or omission, or for the solvency, of any Sub-Custodian unless the selection of that
         Sub-Custodian was made by us negligently or in bad faith.

9.       REPRESENTATIONS

9.1      YOUR REPRESENTATIONS: You represent and warrant to us that (such representations and warranties being deemed to be repeated upon each occasion Bullion is credited to or debited from your Allocated Account under this agreement):

         (a)      you have all necessary authority, powers, consents, licences and authorizations (which have not been revoked) and have
                  taken all necessary action to enable you

                                      A-8

                  lawfully to enter into and perform your duties and obligations under this agreement;

         (b)      the persons entering into this agreement on your behalf have been duly authorised to do so; and

         (c)      this agreement and the obligations created under it are
                  binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity)
                  and do not and will not violate the terms of the Rules or
                  any order, charge or agreement by which you are bound.

10.      FEES AND EXPENSES

10.1     FEES: While HSBC Bank USA or any company which is a member of a group of companies of which HSBC Bank USA is also a member (each such entity, an "HSBC Entity") is the Trustee of the Equity Gold Trust, we shall charge no fees to you, such HSBC Entity or to the Equity Gold Trust for our services under this agreement separate from the fees you or such other HSBC Entity charge to the Equity Gold Trust as Trustee. Should you or such other HSBC Entity cease to be the Trustee of the Equity
         Gold Trust, or should you or such other HSBC Entity cease (for any reason other than your or its own agreement) to have the right or power to charge fees reflecting the custody services provided to or on behalf of the Equity Gold Trust, then, commencing as of the date of such cessation, we shall be entitled to such fees as we in the exercise of good faith and fair dealing from time to time determine and notify to you or the Equity Gold Trust, provided that until the earlier of the expiration of 180 days after such cessation and the date on which we and any successor trustee shall agree on our fees, we shall determine our fees on the same basis as the fees attributable to services under this agreement, plus VAT (if applicable), that you or such other HSBC
         Entity charged to the Equity Gold Trust as Trustee prior to the cessation. This paragraph shall not limit our right to reimbursement of our expenses pursuant to clause 10.2.

10.2     EXPENSES: You must pay us on demand all costs, charges and expenses
         (including any relevant taxes, duties and reasonable legal fees but not including fees of Sub-Custodians) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with the Bullion.

10.3     DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
         above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable by you as a separate debt.

11.      VALUE ADDED TAX

11.1     VAT INCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be inclusive of VAT except in the circumstances described in the penultimate sentence of clause 10.1.

                                      A-9

12.      SCOPE OF RESPONSIBILITY

12.1     EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement and will only be responsible to you for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, in which case our liability will not exceed the market value of the Bullion at the time such negligence, fraud or wilful default is discovered by us, provided that we notify you promptly after we discover such negligence, fraud or wilful default. If we credit
         Bullion to your Allocated Account that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

12.2     NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules or as specifically set forth herein.

12.3     INSURANCE: We shall maintain insurance in regard to our business, including our bullion and custody business, on such terms and conditions as we consider appropriate. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States federal Securities Act of 1933, as amended, covering shares of the Equity Gold Trust, we will allow our insurance to be reviewed by you, by the Sponsor and by UBS Warburg as underwriter in connection with such initial registration statement. We also will allow you and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from you. Any permission to review our insurance is limited to the term of this agreement and is conditioned on the reviewing party executing a form of confidentiality agreement we will provide, or if the confidentiality agreement is already in force, acknowledging that the review is subject to it. The foregoing permissions for the Sponsor and UBS Warburg to review our insurance shall cease when the Sponsor or
         UBS Warburg, as the case may be, ceases to serve the Equity Gold Trust as such Sponsor or underwriter.

12.4     FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control.
         This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

12.5     INDEMNITY: You shall indemnify and keep us, and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
         Exchange Commission under the United States federal Securities Act of
         1933, as amended) and subsidiaries (us and each such person a

                                      A-10

         "Custodian Indemnified Person" for purposes of this clause 12.5)
         indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which we or such Custodian
         Indemnified Party may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to the negligence, wilful default or fraud of such
         Custodian Indemnified Party.

12.6     THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement.

13.      TERMINATION

13.1     METHOD: Either party may terminate this agreement by giving not less than 60 Business Days' written notice to the other party. Any such notice given by you must specify:

         (a)  the date on which the termination will take effect;

         (b)  the person to whom the Bullion is to be made available; and

         (c)  all other necessary arrangements for the redelivery of the Bullion to you.

13.2     REDELIVERY ARRANGEMENTS: If you do not make arrangements acceptable to us for the redelivery of the Bullion we may continue to store the
         Bullion, in which case we will continue to charge the fees and expenses payable under clause 10. If you have not made arrangements acceptable to us for the redelivery of the Bullion within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to sell the Bullion and account to you for the proceeds after deducting any amounts due to us under this agreement.

13.3     EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

14.      NOTICES

14.1     FORM: Subject to clause 14.5, any notice, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 14.2.

14.2     METHOD OF TRANSMISSION: Any notice, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree to the party due to receive the notice or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

                                      A-11

14.3     DEEMED RECEIPT ON NOTICE: A notice or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

14.4     RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such records will be our sole property and accepted by you as evidence of the orders or instructions given.

14.5     INSTRUCTIONS RELATING TO BULLION: All instructions relating to the movement of Bullion in relation to your Allocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

         Precious Metals Operations
         HSBC Bank USA
         8 Canada Square
         London E14 5HQ
         Tested Telex:
         SWIFT: BLIC GB2L

15.      GENERAL

15.1     NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Allocated Accounts, you do so in reliance of your own judgment and we shall not owe to you any duty to exercise any judgment on your behalf as to the merits or suitability of any deposits into, or withdrawals from, an Allocated Account.

15.2     RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Bullion and any lien or other rights we may have to set-off, combine or consolidate any of your accounts.

15.3     ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign any part of the Bullion or any right or obligation under this agreement unless we otherwise agree in writing. For the avoidance of doubt, this clause is not intended to restrict the free transferability of the
         Bullion. This clause shall not restrict the power of HSBC Bank USA (or any other HSBC Entity which may be trustee of the Equity Gold Trust from time to time), to merge or consolidate with any party, or to dispose of all or part of its corporate trust business.

15.4     AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.5     PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause)
         will not in any way be affected or impaired.

15.6     ENTIRE AGREEMENT: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this agreement.

                                      A-12

15.7     JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

15.8     COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.9     BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
         Allocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

15.10    PROCESSING OF ACCOUNT ENTRIES: Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated
         Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this agreement and the Allocated Bullion Account Agreement, occur on a Business Day and
         (ii) all end of Business Day account balances in the Allocated Account and the Unallocated Account are prepared overnight as at the close of our business (usually 4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

                Reports of a transfer of Precious Metal from a Third Party
                Unallocated Account for credit to your Unallocated Account on a
                Business Day and a debit of Bullion from your Unallocated
                Account for credit to your Allocated Account on that Business
                Day pursuant to the standing instruction contained in the
                Unallocated Bullion Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that
                Business Day shall be prepared overnight as at the close of our business on that Business Day.

                Reports of a transfer of Bullion which we debit from your
                Allocated Account for credit to your Unallocated Account on a
                Business Day and a transfer of Bullion which we debit from your
                Unallocated Account for credit to a Third Party Unallocated
                Account on that Business Day and of the balances in your
                Allocated Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

         When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your
         Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the
         Bullion to be debited from your Allocated Account stands to your credit in your Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

15.11    MAINTENANCE OF THIS AGREEMENT. Concurrently with this agreement, we and you are entering into the Unallocated Bullion Account Agreement.

                                      A-13

         If that agreement is terminated, this agreement terminates with immediate effect.

15.12    PRIOR AGREEMENTS: The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

16.      GOVERNING LAW AND JURISDICTION

16.1     GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

16.2     JURISDICTION: We both agree the courts of the State of New York, in the
         United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

16.3     [Omitted]

16.4     WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgment, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity which you would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

16.5     SERVICE OF PROCESS: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

         Our address for service                      Your address for service
         of process:                                   of process

         HSBC Bank USA, London Branch                 HSBC Bank USA
         8 Canada Square                              452 Fifth Avenue
         London, E14 5HQ, United Kingdom              New York, New York 10018
         Attention:   Precious Metals Department      Attention: Issuer Services
                      Legal Department

EXECUTED by the parties as follows

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      A-14

Signed on behalf of
HSBC BANK USA
by

         Signature   ........................................
         Name        ........................................
         Title       ........................................

Signed on behalf of
HSBC BANK USA,
NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE OF THE EQUITY GOLD TRUST,
by

Signature ........................................
Name      ........................................
Title     ........................................

                                                                       EXHIBIT B

                  Form of Unallocated Bullion Account Agreement

                                  HSBC BANK USA

                                       AND

                            HSBC BANK USA, NOT IN ITS
                         INDIVIDUAL CAPACITY, BUT SOLELY
                       AS TRUSTEE OF THE EQUITY GOLD TRUST

              -----------------------------------------------------

                      UNALLOCATED BULLION ACCOUNT AGREEMENT

              -----------------------------------------------------

                                      B-1

THIS AGREEMENT  is made on [DATE]

BETWEEN

(1)      HSBC BANK USA, a state banking association organized under the laws of the State of New York, United States of America, whose principal place of business in England is at 8 Canada Square, London E14 5HQ ("WE" or
         "US"); and

(2)      HSBC BANK USA, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE
         (THE "TRUSTEE") OF EQUITY GOLD TRUST (THE "EQUITY GOLD TRUST") as
         established pursuant to the Trust Indenture (defined below) ("YOU").

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account and to provide other services to you in connection with your Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services and your
Unallocated Account.

IT IS AGREED AS FOLLOWS

1.       INTERPRETATION

1.1      Definitions: In this agreement:

         "ACCOUNT BALANCE" means the balance from time to time standing to your credit in your Unallocated Account.

         "ALLOCATED ACCOUNT" means the account maintained by us in your name pursuant to the Allocated Bullion Account Agreement.

         "ALLOCATED BULLION ACCOUNT AGREEMENT" means that certain Allocated
         Bullion Account Agreement between you and us dated on or about the date of this Agreement.

         "AVAILABILITY DATE" means the Business Day on which you wish us to credit to your Unallocated Account either Bullion from your Allocated
         Account or Precious Metal from a Third Party Unallocated Account.

         "BULLION" means the Precious Metal standing to your credit in your
         Unallocated Account or held for you in your Allocated Account, as the case may be.

         "BUSINESS DAY" means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks generally are open for business in
         London.

         "LBMA" means The London Bullion Market Association or its successors.

         "PARTICIPANT" means a Participant as defined in the Trust Indenture.

                                      B-2

         "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time among the Trustee, the Sponsor and each
         Participant, as those terms are defined in the Trust Indenture.

         "PARTICIPANT UNALLOCATED ACCOUNT" means the Precious Metal account a
         Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

         "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
         Metal.

         "PRECIOUS METAL" means gold.

         "RULES" means the rules, regulations, practices and customs of the LBMA
         (including without limitation the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

         "SPONSOR" means World Gold Trust Services, LLC or any successor Sponsor of the Equity Gold Trust.

         "THIRD PARTY UNALLOCATED ACCOUNT" means a Precious Metal account maintained by us on an Unallocated Basis in the name of a person other than you in your capacity as Trustee of the Equity Gold Trust.

         "TRUST INDENTURE" means that certain Trust Indenture of Equity Gold
         Trust dated as of [ ], 2003, between World Gold Trust Services, LLC, as
         Sponsor, and HSBC Bank USA, as Trustee, effective [ ], 2003.

         "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to this agreement.

         "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to call on us to deliver in accordance with the Rules an amount of Precious Metal equal to the amount of Precious Metal standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

         "VAT" means value added tax as provided for in the Value Added Tax Act
         1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United
         Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

         "WITHDRAWAL DATE" means the Business Day on which you wish to debit
         Bullion from your Unallocated Account and credit such Bullion either to your Allocated Account or to a Third Party Unallocated Account.

1.2      Headings: The headings in this agreement do not affect its interpretation.

                                      B-3

1.3      SINGULAR AND PLURAL; OTHER USAGES:

         (a)  References to the singular include the plural and vice versa.

         (b)  "A or B" means "A or B or both."

         (c)  "Including" means "including but not limited to."

2.       UNALLOCATED ACCOUNT

2.1      Opening Unallocated Account: We shall open and maintain the Unallocated
         Account for you in respect of Bullion.

2.2      Transfers into and out of Unallocated Account: The Unallocated Account shall evidence and record the amount of Bullion standing to your credit therein and increases and decreases to that amount.

2.3      Denomination of Unallocated Account: The Unallocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4      Reports: For each Business Day, by no later than the following Business
         Day, we will transmit to you by authenticated SWIFT message(s)
         information showing the increases and decreases to the Bullion standing to your credit in your Unallocated Account, and identifying separately each transaction and the Business Day on which it occurred. In addition, we will provide you such information about the increases and decreases to the Bullion standing to your credit in your Unallocated
         Account on a same-day basis at such other times and in such other form as you and we shall agree. In the case of any difference between the information provided by authenticated SWIFT message and the information we provide you pursuant to the immediately preceding sentence, the
         SWIFT message will be controlling, and we shall not be liable for your or any third party's reliance on the information we provide to you by means other than SWIFT message. For each calendar month, we will provide you within a reasonable time after the end of the month a statement of account for your Unallocated Account.

2.5      Reversal of entries: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this agreement, we shall reverse or amend any entries to your
         Unallocated Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made.
         Without limiting the foregoing, if Bullion delivered to your Allocated
         Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your Unallocated Account with the requisite amount of Bullion if the determination reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your Allocated Account and debit your Unallocated Account with the requisite amount of Bullion if the determination increases the total fine ounces of Bullion that should have been credited to your Allocated
         Account.

                                      B-4

2.6      Access: Upon reasonable prior written notice, we will, during our normal business hours, allow your independent public accountants to visit our premises and examine such records maintained by us in relation to your Unallocated Account as they may reasonably require in connection with their audit of the financial statements of the Equity
         Gold Trust. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide.

3.       TRANSFERS INTO THE UNALLOCATED ACCOUNT

3.1      Procedure: 3.1 Procedure: We will credit to your Unallocated Account only the amount of Bullion we receive from your Allocated Account or the amount of Precious Metal we receive from a Third Party Unallocated
         Account for credit to your Unallocated Account. Unless we otherwise agree in writing, the only Precious Metal we will accept in physical form for credit to your Unallocated Account is Bullion you have transferred from your Allocated Account. By 9:00 a.m. (London time) on the Availability Date, you will notify us regarding each amount of
         Bullion or Precious Metal that you are expecting to be credited to your
         Unallocated Account from a Participant Unallocated Account, and the identity of the Participant Unallocated Account from which such credit will be made. If the amount of Bullion we have received for credit to your Unallocated Account exceeds the amount of Bullion you have notified us to expect to receive from a Participant Unallocated
         Account, or if we receive no such notice from you, we will treat such excess as not being subject to the standing instruction given in clause
         4.5 unless and until we determine that such excess should correctly be credited to your Unallocated Account. If on a Business Day we receive from a Participant Unallocated Account for credit to your Unallocated
         Account Bullion that was not (a) standing to the credit of that
         Participant Unallocated Account as at the close of business on the prior Business Day, or (b) subject to an instruction received by us as at the close of that prior Business Day that such Bullion be transferred to the Trust Unallocated Account, we will treat that
         Bullion as not being subject on the Business Day it is received, to the standing instruction given in clause 4.5.

3.2      Timing: A transfer (if any) of Precious Metal from an unallocated account of a third party with another clearing member of the LBMA will not be credited to your Unallocated Account until an unallocated account of ours with such clearing member of the LBMA has been credited with an amount equal to the amount of such transfer.

3.3      Right to Refuse Bullion or Amend Procedure: We may refuse to accept transfers of Bullion into your Unallocated Account, amend the procedure in relation to the transfer of Bullion into your Unallocated Account or impose such additional procedures in relation to the transfer of
         Bullion into your Unallocated Account as we may from time to time consider appropriate. Any such refusal will be promptly notified to you. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion into your Unallocated Account, and

                                      B-5

         in doing so we will consider your needs to communicate any such change to Participants and others.

4.       TRANSFERS FROM THE UNALLOCATED ACCOUNT

4.1      Procedure: We will transfer Bullion from your Unallocated Account only to such persons and at such times and on such terms as specified in your instructions to us. A transfer of Bullion from your Unallocated
         Account may only be made by:

         (a)  transfer of Bullion to a Third Party Unallocated Account; or

         (b)  transfer of Bullion to your Allocated Account, including pursuant to the standing instruction provided in clause 4.5; or

         (c)  subject to clause 4.4, by either (i) making the Bullion available for collection at our vault premises, or as we may direct or
              (ii), if separately agreed, delivering the Bullion to such location as we agree, in either case at your expense and risk.

         Any Bullion to be made available in physical form pursuant to clause
         4.1(b) or (c) will be in a form which complies with the Rules or in such other form as may be agreed between us, and in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to debit.

4.2      Instruction requirements: You may at any time instruct us to transfer
         Bullion standing to the credit of your Unallocated Account. Any instruction relating to a transfer of Bullion other than pursuant to a standing instruction must:

         (a)  if it relates to a transfer pursuant to clause 4.1(a), be received by us no later than 9:00 a.m. (London time) on the Withdrawal Date unless otherwise agreed, and specify the details of the Third
              Party Unallocated Account(s) to which the Bullion is to be transferred, and such instruction may be subject to a confirmatory instruction to be received by us no later than 3:00 p.m. London time on the Withdrawal Date in which case we will make no transfer unless we have received the confirmatory instruction by such time;

         (b)  if it relates to a transfer pursuant to clause 4.1(b), be received by us no later than 9:00 a.m. (London time) on the day that is two
              Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the details of your Allocated Account to which the Bullion is to be transferred, and such instruction may be subject to a confirmatory instruction to be received by us no later than 3:00 p.m. London time on the Withdrawal Date in which case we will make no transfer unless we have received the
              confirmatory instruction by such time;

         (c)  if it relates to a withdrawal pursuant to clause 4.1(c), be received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the name of the person or carrier that will collect the Bullion from us or the identity of the person to whom delivery is to be made, as the case may be; and

                                      B-6

         (d)  in all cases, specify the number of fine ounces of Bullion to be debited to the Unallocated Account, the Withdrawal Date and any
              other information which we may from time to time require.

4.3      Power to amend procedure: We may amend the procedure for the transfer of Bullion from your Unallocated Account or impose such additional procedures as we may from time to time consider appropriate. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of
         Bullion from your Unallocated Account, and in doing so we will consider your needs to communicate any such change to Participants and others.

4.4      Physical withdrawals of Bullion: Upon your instruction, we will debit
         Bullion from your Unallocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us, and in either case at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Unallocated
         Account (rather than by crediting it to a Third Party Unallocated
         Account) only in exceptional circumstances, as for example when we are unable to transfer Precious Metal on an Unallocated Basis. In the case of all physical withdrawals of Bullion from your Unallocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the
         Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw
         Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass at the Point of
         Delivery to the person to whom or to or for whose account such Bullion is transferred, delivered or collected.

4.5      Standing Instruction: We will use commercially reasonable efforts to comply with the following instruction, which we acknowledge you are giving to us for execution as a standing instruction:

                  As early as we can but in any event by the close of business
                  (London time) on each Business Day, we will transfer to your
                  Allocated Account from the Bullion standing to your credit in your Unallocated Account an amount of Bullion such that the amount of Bullion that remains standing to your credit in your
                  Unallocated Account after any transfers on that day pursuant to clause 4.1 does not exceed 430 fine ounces.

4.6      Physical withdrawal of entire Unallocated Account balance. If, when you notify us

                                      B-7

         in connection with a physical withdrawal of Bullion from your
         Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction, and if requested by you, will purchase for cash the remainder of the Bullion in your Unallocated Account comprising less than a whole bar based on the London A.M. Fixing for Gold on the date you are withdrawing the Bullion physically, or if there is no London
         A.M. Fixing for Gold for such date, then the London A.M. Fixing for
         Gold for the next Business Day.

5.       INSTRUCTIONS

5.1      Your representatives: We will act only on instructions given in accordance with this clause and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the
         Equity Gold Trust. You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf.
         Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2      Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction canceling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any instructions shall have effect only after actual receipt by us.

5.3      Unclear or ambiguous instructions: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4      Refusal to execute: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.       CONFIDENTIALITY

6.1      Disclosure to others: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this agreement and that we tell you, at or before the time we provide it, we are providing to

                                      B-8

         you on a confidential basis.

6.2      Permitted disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.       REPRESENTATIONS

7.1      Your representations: You represent and warrant to us that:

         (a)  you have all necessary authority, powers, consents, licences and authorizations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this agreement;

         (b)  the persons entering into this agreement on your behalf have been duly authorised to do so; and

         (c)  this agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms
              (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

8.       FEES AND EXPENSES

8.1      Fees: While HSBC Bank USA or any company which is a member of a group of companies of which HSBC Bank USA is also a member (each such entity, an "HSBC Entity") is the Trustee of the Equity Gold Trust, we shall charge no fees to you, such HSBC Entity or to the Equity Gold Trust for our services under this agreement separate from the fees you or such other HSBC Entity charge to the Equity Gold Trust as Trustee. Should you or such other HSBC Entity cease to be the Trustee of the Equity
         Gold Trust, or should you or such other HSBC Entity cease (for any reason other than your or its own agreement) to have the right or power to charge fees reflecting the services provided to or on behalf of the
         Equity Gold Trust pursuant to this agreement, then, commencing as of the date of such cessation, we shall be entitled to such fees as we in the exercise of good faith and fair dealing from time to time determine and notify to you or the Equity Gold Trust, provided that until the earlier of the expiration of 180 days after such cessation and the date on which we and any successor trustee shall agree on our fees, we shall determine our fees on the same basis as the fees attributable to services under this agreement that you or such other HSBC Entity charged to the Equity Gold Trust as Trustee prior to the cessation.
         This paragraph shall not limit our right to reimbursement of our expenses pursuant to clause 8.2.

                                       B-9

8.2      Expenses: You must pay us on demand all costs, charges and expenses
         (including any relevant taxes, duties and reasonable legal fees)
         incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with any
         Unallocated Account (including, without limitation, delivery, collection and storage costs).

8.3      Credit balances: No interest or other amount will be paid by us on any credit balance on an Unallocated Account unless otherwise agreed between us.

8.4      Debit balances: You are not entitled to overdraw an Unallocated Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause any Unallocated Account to be overdrawn. If for any reason an Unallocated Account is overdrawn, you will be required to pay us interest in on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full.

8.5      Default interest: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
         above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.       SCOPE OF RESPONSIBILITY

9.1      Exclusion of liability: We will use reasonable care in the performance of our duties under this agreement and will only be responsible for any loss or damage suffered by you as a direct result of any gross negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the Account Balance at the time such gross negligence, fraud or wilful default is discovered by us, provided that we notify you promptly after we discover such negligence, fraud or wilful default. If we deliver from your Unallocated Account Bullion that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

9.2      No duty or obligation: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3      Force majeure: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control.
         This includes any act of God or war or terrorism, any

                                      B-10

         breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4      Indemnity: You shall indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
         Exchange Commission under the United States federal Securities Act of
         1933, as amended) and subsidiaries (us and each such person a
         "Custodian Indemnified Person" for purposes of this clause 9.4)
         indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which we or such Custodian
         Indemnified Party may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to the gross negligence, wilful default or fraud of such
         Custodian Indemnified Party.

9.5      Third Parties: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement.

10.      TERMINATION

10.1     Method: Either party may terminate this agreement by giving not less than 60 Business Days' written notice to the other party. Any such notice given by you must specify:

         (a)  the date on which the termination will take effect;

         (b)  the person to whom each Account Balance which is a credit balance is to be transferred; and

         (c)  all other necessary arrangements for the transfer or repayment, as the case may be, of each Account Balance.

10.2     Redelivery arrangements: If you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account
         Balance we may continue to maintain that Unallocated Account, in which case we will continue to charge the fees and expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any Account Balance within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close each
         Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.3     Existing rights: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

                                      B-11

11.      VALUE ADDED TAX

11.1     VAT INCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be inclusive of VAT.

12.      NOTICES

12.1     Form: Subject to clause 12.5, any notice, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 12.2.

12.2     Method of transmission: Any notice, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree to the party due to receive the notice or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

12.3     Deemed receipt on notice: A notice, instruction or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

12.4     Recording of calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given.

12.5     Instructions relating to Bullion: All instructions relating to the movement of Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

         Precious Metals Operations
         HSBC Bank USA
         8 Canada Square
         London E14 5HQ
         Tested Telex:
         SWIFT: BLIC GB2L

13.      GENERAL

13.1     No advice: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transfer into, or withdrawals from, your Unallocated Account.

13.2     Rights and remedies: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the

                                      B-12

         Unallocated Accounts and any lien or other rights we may have to set-
         off, combine or consolidate any of your accounts.

13.3     Assignment: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any Unallocated Account or any right or obligation under this agreement unless we otherwise agree in writing. This clause shall not restrict the power of HSBC Bank USA (or any other HSBC Entity which may be trustee of the Equity Gold Trust from time to time), to merge or consolidate with any party, or to dispose of all or part of its corporate trust business.

13.4     Amendments: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

13.5     Partial invalidity: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause)
         will not in any way be affected or impaired.

13.6     Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this agreement.

13.7     Joint and several liability: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

13.8     Counterparts: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

13.9     Business Days: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
         Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

13.10    Processing of account entries:

         Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this agreement and the Allocated Bullion Account
         Agreement, occur on a Business Day and (ii) all end of Business Day account balances in the Allocated Account and the Unallocated Account
         are prepared overnight as at the close of our business (usually
         4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

                Reports of a transfer of Precious Metal from a Third Party
                Unallocated Account for credit to your Unallocated Account on a
                Business Day and a debit of Bullion from

                                      B-13

                your Unallocated Account for credit to your Allocated Account on that Business Day pursuant to the standing instruction contained in the Unallocated Bullion Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that
                Business Day shall be prepared overnight as at the close of our business on that Business Day.

                Reports of a transfer of Bullion which we debit from your
                Allocated Account for credit to your Unallocated Account on a
                Business Day and a transfer of Bullion which we debit from your
                Unallocated Account for credit to a Third Party Unallocated
                Account on that Business Day and of the balances in your
                Allocated Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

         When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your
         Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the
         Bullion to be debited from your Allocated Account stands to your credit in your Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

13.11    Maintenance of this agreement. Concurrently with this agreement, we and you are entering into the Allocated Bullion Account Agreement. If that agreement is terminated, this agreement terminates with immediate effect.

13.12    Prior Agreements: The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

14.      GOVERNING LAW AND JURISDICTION

14.1     Governing law: This agreement is governed by, and will be construed in accordance with, English law.

14.2     Jurisdiction: We both agree the courts of the State of New York, in the
         United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

14.3     [omitted]:

14.4     Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent

                                      B-14

         permitted by the laws of such jurisdiction.

14.5     Service of process: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

         Our address for service                     Your address for service
         of process:                                 of process:

         HSBC Bank USA, London Branch                HSBC Bank USA
         8 Canada Square                             452 Fifth Avenue
         London, E14 5HQ, United Kingdom             New York, New York 10018
         Attention:   Precious Metals Department     Attention: Issuer Services
                      Legal Department

EXECUTED by the parties as follows

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      B-15

Signed on behalf of
HSBC BANK USA
by
         Signature         ..................................
         Name              ..................................
         Title             ..................................

Signed on behalf of
HSBC Bank USA,
NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE OF THE EQUITY GOLD TRUST,
by

Signature         .............................
Name              .............................
Title             .............................

                                      B-16

                                                                       EXHIBIT C

                          Form of Participant Agreement

                                     FORM OF
                                EQUITY GOLD TRUST
                              PARTICIPANT AGREEMENT

         This Equity Gold Trust Participant Agreement (the "Agreement"), dated as of _____, 2003, is entered into by and between __________ (the "Authorized
Participant"), HSBC Bank USA, not in its individual capacity but solely as
Trustee (the "Trustee") of the Equity Gold Trust, as defined below, and World
Gold Trust Services, LLC, as Sponsor of the Equity Gold Trust.

                                     SUMMARY

         The Trustee serves as the trustee of the Equity Gold Trust (the
"Trust") pursuant to the Trust Indenture of the Equity Gold Trust dated
__________ 2003 between World Gold Trust Services, LLC, as Sponsor (the
"Sponsor") and the Trustee (the "Trust Indenture"). As specified in the Trust
Indenture, units of fractional undivided interest in and ownership of the Trust
(the "Shares") may be created or redeemed by the Trustee for the Authorized
Participant in aggregations of one hundred thousand (100,000) Shares (each aggregation, a "Basket"). Baskets are offered pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No.: ________), which includes the current Prospectus of the Trust (the "Prospectus"). Under the
Trust Indenture, the Trustee is authorized to issue Baskets to, and redeem
Baskets from, the Authorized Participant in exchange for an amount of Gold that is transferred between the Authorized Participant and the Trust through the
Participant Unallocated Account (defined below) and the Trust Unallocated
Account. Under the Trust Indenture, when the Trustee creates Baskets in exchange for Gold, the Gold transferred by the Authorized Participant to the Trust
Unallocated Account is to be transferred every Business Day to the Trust
Allocated Account by HSBC Bank USA, London Branch (the "Custodian"), pursuant to the Allocated Bullion Account Agreement and the Unallocated Bullion Account
Agreement (together, the "Custody Agreements"), and when the Trustee redeems
Baskets in exchange for Gold, the Gold held in the Trust Allocated Account is to be deallocated and transferred to the Trust Unallocated Account and transferred from the Trust Unallocated Account to the Participant Unallocated Account by the
Custodian acting on the instructions of the Trustee. This Agreement sets forth certain procedures by which the Authorized Participant may create or redeem
Baskets.

         Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Indenture. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust
Indenture, the provisions of the Trust Indenture shall control.

         To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

         Section 1. Order Placement. The Authorized Participant may place orders for the Trustee to create or redeem Baskets subject to the procedures for creation and redemption referred to in Section 3 of this Agreement ("Execution of Orders")
and the procedures described in Attachment A hereto, as each may be amended modified or supplemented from time to time.

         Section 2. Status of Authorized Participant. The Authorized Participant
represents and warrants and covenants the following:

         (a) The Authorized Participant is a participant of the Depository Trust
Company ("DTC," and such participant, a "DTC Participant"). If the Authorized
Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Trustee of such event, and this Agreement shall terminate immediately.

                                      C-1

         (b) unless Section 2(c) applies, the Authorized Participant either (i)
is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities
Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized
Participant will comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD
(if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

         (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the
United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made,
(ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

         (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT)
Act of 2001, and the regulations promulgated thereunder, if the Authorized
Participant is subject to the requirements of the USA PATRIOT ACT.

        (e) With respect to the transfer of gold contemplated by this Agreement, the Authorized Participant (i) shall establish an Unallocated Bullion Account with the Participant's Custodian in London or at such other location as the Sponsor and the Trustee agree (the "Participant Unallocated Account") which is specifically dedicated to transactions with the Trust; and (ii) shall confirm to the satisfaction of the Trustee that the Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Trustee, the Custodian and the Participant's Custodian.

        Section 3. (a) Execution of Orders. All orders to create or redeem
Baskets shall be made in accordance with the terms of the Trust Indenture and the Custody Agreements, this Agreement and the procedures described in
Attachment A hereto. Each party will comply with such foregoing terms and procedures to the extent applicable to it. If the procedures to create or redeem
Baskets include the use of recorded telephone lines, the Authorized Participant hereby consents to such use subject to section 15(a). The Trustee and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets, and the Authorized Participant will comply with such procedures.

         (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise)
that delivery to the Trustee of an order to create a Basket (a "Purchase Order")
or delivery to the Trustee of an order to redeem a Basket (a "Redemption Order", and each Purchase Order and Redemption Order, an "Order") shall be irrevocable, provided that (i) the Trustee reserves the absolute right to, but shall have no obligation to, reject any Order (i) that is not in proper form as described in
Attachment A, (ii) that the Sponsor has determined would have adverse tax consequences to the Trust or the Beneficial Owners, (iii) whose acceptance would, in the opinion of counsel to the Sponsor, be illegal or (iv) if circumstances beyond the control of the Trustee, the Sponsor or the Custodian render not feasible the processing of creations of Creation Baskets.

                                      C-2

         Section 4. Gold Transfers. (a) Any Gold to be delivered in connection with any Order shall be transferred between the Participant Unallocated Account and the Trust Unallocated Account in accordance with the procedures set forth in Attachment A. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between the Participant Unallocated Account and the Trust Unallocated Account.

         (b) The Trust, the Trustee and the Custodian shall not in any way be responsible or liable for any loss or damage related to, arising from or connected with the delivery, storage or safekeeping of the Gold transferred in connection with a redemption to the Participant Unallocated Account (the "Gold Redemption
Amount") at and after such time as the Gold Redemption Amount is transferred to the Participant Unallocated Account.

         Section 5. Gold Standards. All Gold transferred between the Trust and the Participant shall meet the applicable requirements of The Good Delivery Rules for Gold and Silver Bars promulgated by the London Bullion Market Association
(the "LBMA") (the "Good Delivery Rules"), which include standards for fineness. All credits to the Participant Unallocated Account or to the Trust Unallocated Account
shall mean that the Participant or the Trust, as the case may be, is entitled to call on the Participant's Custodian or the Custodian, as the case may be, to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of Gold standing to the credit of the Participant's or the Trust's account, as the case may be, but has no ownership interest in any Gold that the
Participant's Custodian or the Custodian, as the case may be, owns or holds. The
Sponsor and the Trustee may, from time to time, pursuant to the Trust Indenture and as disclosed in the Prospectus, specify other gold bullion to be held by the
Trust and which therefore may be transferred between the Trust and a
Participant, provided that such other gold bullion must meet the standard of fineness specified under the Good Delivery Rules. A copy of the Good Delivery
Rules may be obtained from the LBMA.

         Section 6. Fees. In connection with the creation or redemption of
Baskets, the Trustee shall charge, and the Authorized Participant shall pay to the Trustee, the Transaction Fee prescribed in the Trust Indenture applicable to such creation or redemption. The initial Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be waived or otherwise adjusted from time to time as set forth in the Trust Indenture and the
Prospectus.

         Section 7. Authorized Persons. Concurrently with the execution of this
Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Trustee notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of
Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each, an
"Authorized Person"). The Trustee may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Trustee receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant,
the Authorized Participant shall give

                                      C-3

immediate written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee. The Trustee shall issue to each
Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN
Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized
Participant's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Trustee.

         Section 8. Redemption. The Authorized Participant represents and warrants that it will not obtain an order number (as described in Attachment
A) from the Trustee for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the
Baskets to be redeemed and to receive the entire proceeds of the redemption, and
(ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Trustee on a "regular way" basis.

         Section 9. Role of Authorized Participant. (a) The Authorized
Participant acknowledges that, for all purposes of this Agreement and the Trust
Indenture, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Sponsor, the Trustee, the Custodian, or the Participant's Custodian in any
matter or in any respect.

         (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the
Trustee, the Custodian, the Participant's Custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

         (c) With respect to any creation or redemption transaction made by the
Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other
Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC
Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Indenture.

         (d) The Authorized Participant will maintain records of all sales of
Shares made by or through it and will furnish copies of such records to the
Sponsor upon the request of the Sponsor.

         Section 10. Indemnification. The Authorized Participant hereby indemnifies and holds harmless the Trustee, the Custodian, the Participant's
Custodian, the Trust, the Sponsor and their respective direct or indirect affiliates, and the directors, officers, employees and agents of each of the foregoing, (each, an "Indemnified Party") from and against any loss, liability, damages, costs and expenses(including attorney's fees) incurred by such Indemnified
Party as a result of or in connection with: (i) any breach by the Authorized
Participant of any provisions of this Agreement, including its representations and warranties; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any

                                      C-4

actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A believed by the Indemnified Party to be genuine and to have been given by the Authorized Participant, or (v) any representations by the Authorized Participant, its employees or its agents or other representatives about the Shares, any Indemnified Party or the Trust that are not consistent with the Trust's then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and any untrue statement or alleged untrue statement of a material fact relating to the Shares, any Indemnified Party or the Trust or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any marketing material or research of the Authorized Participant to the extent that such statement or omission relates to the Shares, any Indemnified Party or the
Trust, unless, in either case, such representation, statement or omission was included by the Authorized Participant at the written direction of the Sponsor. This
Section 10 shall not apply to the extent any such loss, liability, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of such Indemnified Party. The term "affiliate" in the foregoing sentence shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

         Section 11. Limitation of Liability. None of the Sponsor, the Trustee, the
Participant's Custodian and the Custodian shall be liable to the Authorized
Participant, or to any party claiming by, through or on behalf of such Authorized
Participant, for any loss, liability, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them.

         Section 12. Acknowledgment. The Authorized Participant acknowledges receipt of a copy of the Trust Indenture and the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

         Section 13. Effectiveness and Termination. This Agreement shall become effective in this form as of the date accepted by the Trustee, which is set forth on the signature page hereto, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2; (ii) upon notice to the
Authorized Participant by the Trustee in the event of a breach by the Authorized
Participant of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Trust is terminated pursuant to the Trust
Agreement.

         Section 14. Marketing Materials; Representations Regarding Shares.

         (a) The Authorized Participant represents, warrants and covenants that it will not make, or permit any of its representatives to make, any representations concerning Shares other than those contained in the then current
Prospectus of the Trust, in printed information approved by the Sponsor as information supplemental to such Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The
Authorized Participant represents, warrants and covenants that it will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus. Copies of the then current
Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

         (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor prepare and circulate in the regular course of its business research reports, marketing

                                      C-5

material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature, compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant agrees to file all marketing materials related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

         (c) The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without reference to the
Shares or the Trust's then current Prospectus, data and information relating to the price of gold.

         Section 15. Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Basket Deposit to the Trustee in accordance with the terms of the Trust
Agreement and this Agreement, the Trust will acquire good and unencumbered title to the gold bullion which is the subject of such Creation Basket Deposit free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such gold bullion which is imposed by any agreement or arrangement entered into by the Authorized
Participant or any party for which it is acting in connection with a Purchase
Order.

         Section 16. Third Party Beneficiaries. The Authorized Participant
understands and agrees that each of the Custodian and the Participant's
Custodian is a third-party beneficiary of this Agreement (each, a "Third Party
Beneficiary") and that each Third Party Beneficiary may proceed directly against the Authorized Participant (including by bringing proceedings against the
Authorized Participant in its own name) to enforce any obligation of the Authorized
Participant under this Agreement which directly or indirectly benefits such Third
Party Beneficiary.

         Section 17. Force Majeure. None of the Trustee, the Sponsor or the
Authorized Participant shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

         Section 18. Ambiguous Instructions. In the event that a Purchase Order
Form or a Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable Submission Number, the Trustee will attempt to contact the Authorized Participant to request confirmation of the terms of the
Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected
Order must be received by the Trustee, as the case may be, not later than the earlier of: (i) within [15 minutes] of such contact with the Authorized
Participant; or (ii) [45 minutes] after the Order Cut-Off Time. If the Trustee, is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Trustee, will attempt to contact the Authorized Participant to request retransmission of the
Order. A corrected Order must be received by the Trustee, not later than the earlier of (i) within [15 minutes] of such contact with the Authorized
Participant or (ii) [45 minutes] after the Order Cut-Off Time, as the case may
be.

         Section 19. Miscellaneous.

         (a) Amendment and Modification. This Agreement, and the Attachments and
Exhibits hereto, may be amended, modified or supplemented by the Trustee and the
Sponsor, without consent of any Beneficial Owner from time to time by the following procedure. After the Sponsor and the Trustee have agreed upon the amendment, modification or supplement, the Trustee will mail a copy of the proposed amendment modification or supplement to the Authorized Participant. For the purposes of this
Agreement, mail will be deemed received by the recipient thereof on the third (3rd)
day following the deposit of such mail into the United States postal system. If the Authorized Participant does not object in writing to the amendment within ten (10) calendar days after its deemed receipt, the amendment modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

         (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but

                                      C-6

any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) Notices. Except as otherwise specifically provided in this
Agreement, all notices required or permitted to be given pursuant to this
Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by mail as provided herein. For avoidance of doubt, notices may not be given by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trustee. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

         (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement without the execution or filing of any paper, instrument or futher act to be done on the part of the parties hereto, anything in this Agreement, or in any agreement relating to such merger, consolidation, conversion or succession, by which any such party may seek to retain certain powers, rights, and privileges theretofore obtaining for any period of time following such merger, consolidation, conversion or succession, to the contrary notwithstanding. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Trustee at such time such successor qualifies as a successor Trustee under the terms of the
Trust Indenture.

         (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York
(regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this
Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         (h) Interpretation. The article and section headings contained in this
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                                      C-7

         (i) Entire Agreement. This Agreement and the Trust Indenture, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Indenture, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Indenture.

         (j) Severance. If any provision of this Agreement is held invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this
Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         (l) Survival. Sections 10 (Indemnity) and 16 (Third Party
Beneficiaries) hereof shall survive the termination of this Agreement.

         (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; and (ii)
"including" means "including, but not limited to."

                            [Signature Page Follows]

                                      C-8

         IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the
Trustee have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

HSBC Bank USA, not in its individual capacity,
but solely as Trustee of the Equity Gold Trust      [Name of Authorized Participant]

By:                                                 By:
              ----------------------------------               ------------------------------
Name:                                               Name:
              ----------------------------------               ------------------------------
Title:                                              Title:
              ----------------------------------               ------------------------------
Address:      452 Fifth Avenue                      Address:
              New York, New York                               ------------------------------
              Attention:  Mr. Eli Shaashua
Telephone:    (212) 525-1320                                   ------------------------------
Facsimile:    (212) 525-1300
                                                               ------------------------------
                                                    Telephone:
                                                               ------------------------------
                                                    Facsimile:
Dated:                                                         ------------------------------
              ----------------------------------

World Gold Trust Services, LLC
Sponsor of the Equity Gold Trust

By:
              ----------------------------------
Name:
              ----------------------------------
Title:
              ----------------------------------
Address:      444 Madison Avenue, 3rd Floor
              New York, New York 10022

Telephone:    (212) 317-3800
Facsimile:

                                      C-9

                                     FORM OF
                                EQUITY GOLD TRUST
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT A

EQUITY GOLD TRUST PROCEDURES

CREATION AND REDEMPTION OF EQUITY GOLD SHARES (THE << SHARES >>) AND RELATED
GOLD TRANSACTIONS

OVERVIEW

Scope of Procedures

These Equity Gold Trust Procedures (the "Procedures") attached as Attachment A to the Participant Agreement describe the processes by which one or more Baskets of Equity Gold Trust shares (the "Shares") issuable by HSBC Bank USA, not in its individual capacity but solely as Trustee (the "Trustee") of the Equity Gold Trust
(the "Trust"), may be purchased or, once Shares have been issued, redeemed by an
Authorized Participant ("Participant").

These Procedures relate only to Shares issued with respect to Gold transferred to and held in the Trust's Custody Accounts maintained in London, England by
HSBC Bank USA, London Branch ("HBUS London") as custodian (in such capacity, the
"Custodian"). Supplemental procedures will be provided to account for the handling of situations not addressed by these Procedures including the following:

o    the transfer of cash, to the extent cash must be transferred between a
     Participant and the Trust in connection with any creation or redemption;

o    the cash collateralization of Shares owned by a redeeming Participant in connection with the Participant's Redemption Order when the Participant is unable to deliver the Shares on time to the Trustee on REDEMPTION T+3; and

o    the status of Purchase Orders and of Gold received from Participants on
     CREATION T+3 when the Purchase Order has been rejected or the Trustee has not received the Transaction Fee.

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Indenture or the Participant Agreement (both defined below). Under the Indenture, Business Day is defined as any day other than (i) a day on which the New York Stock Exchange ("NYSE") is closed for regular trading, (ii) a day on which banking institutions are authorized by law to close in the city of New York, or (iii) if the transaction involves the receipt or delivery of gold or confirmation thereof by a Custodian in the
U.K., a day on which banking institutions in the U.K. are authorized by law to close. The Business Day on which a Purchase Order or a Redemption Order is placed with the Trustee is referred to in these Procedures as "CREATION T"
or "REDEMPTION T," with each subsequent Business Day being "CREATION T+" or
"REDEMPTION T+" as appropriate.

The Procedures are divided into two sections, entitled respectively "Creation
Process" and "Redemption Process." Because the issuance and redemption of

                                      A-1

Shares also involves the transfer of Gold between the Participants and the
Trust, certain processes relating to the underlying Gold transfers also are described.

Overview of Structure and Transaction

Shares are issued pursuant to the Prospectus, which will be delivered to each
Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant Agreement.
Baskets of Shares may be issued and redeemed on any Business Day by the Trustee in exchange for Gold which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the
Trustee ("Transaction Fee").

Under the Indenture and the Custody Agreements (referred to below), all of the
Trust's Gold in excess of 430 fine ounces (the maximum size of one Gold bar as set forth in "The Good Delivery Rules for Gold and Silver Bars ("Good Delivery
Rules")," which is published by the London Bullion Market Association ("LBMA"))
must be held in the Trust Allocated Account, thereby providing the Trust with ownership of specific bars of Gold.

To allow Participants to acquire and redeem Shares without the burdens and delay entailed in the delivery of specific bars of Gold, the Indenture and
Custody Agreements also provide that Participants and the Trust in general are to transfer Gold between each other using the unallocated bullion account system of the London bullion market.

For the Trust, Gold is transferred between the Trust and Participants through the Trust Unallocated Account. When Gold is to be transferred to the Trust from a Participant (in exchange for the issuance of Shares), the Gold is received in the Trust Unallocated Account and then transferred from there to the Trust
Allocated Account. When Gold is to be transferred to a Participant (in redemption of Shares), it is transferred from the Trust Allocated Account to the
Trust Unallocated Account, and is transferred from there to the Participant
Unallocated Account described below. The Trust Unallocated Account has been established along with the Trust Allocated Account to hold all of the Trust's
Gold pursuant to the Custody Agreements which have been entered into by the
Trustee on behalf of the Trust with the Custodian.

                                      A-2

For Participants, the transfers of Gold between them and the Trust are carried out through the Participant Unallocated Account that each Participant must have established separately with HBUS London (for this purpose, the "Participant's
Custodian") for the sole purpose of creating and redeeming with the Trust.
HBUS London is a clearing member of the LBMA and a market maker in the London gold market.

Having the same LBMA member (HBUS London) be the party that maintains both the
Participant Unallocated Account and the Trust Unallocated Account is intended to simplify for both the Participants and the Trustee the processes by which Gold is exchanged for Shares on both Creations and Redemptions. Use of the
Participant Unallocated Account for transferring Gold to the Trust does not require Participants to acquire Gold from HBUS London or to maintain it with
HBUS London longer than the time required to effect the Creation and Redemption transactions described in these Procedures.

Other Documentation Relating to Procedures Affecting Shares and Gold Transfers

The processes relating to the issuance and redemption of Baskets of Shares, and the related transfers of Gold to and from the Trust are governed by the following documents, of which these Procedures form an integral part:

o    the Trust Indenture of Equity Gold Trust ("Indenture") dated as of [Date],
     2003, between the Trustee and World Gold Trust Services, LLC (the
     "Sponsor");

o    the Participant Agreement entered into by each Participant with the
     Trustee; and

o    the Unallocated Bullion Account Agreement and the Allocated Bullion Account
     Agreement (the "Custody Agreements") both between the Trustee on behalf of the Trust and the Custodian.

A Participant's ability to transfer Gold to and receive Gold from the Trust depends also on the account agreement governing the Participant's Participant
Unallocated Account (described above).

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for Shares is available for transfer at HBUS
London as described in these Procedures.

Upon acceptance of the Participant Agreement by the Participant, the Trustee will assign a personal identification number ("PIN number") to each Authorized Person authorized to act for the Participant. This will allow the Participant through its
Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for the purchase or redemption of Baskets of Shares.

                                      A-3

CREATION PROCESS

OVERVIEW

The "Creation Process" portion of these Procedures describes the process by which an order to purchase one or more Baskets of Shares placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, the
"Purchase Order Date" or "CREATION T"), results in the following taking place by
11:00 a.m. N.Y. time/4:00 p.m. London time on CREATION T+3:

o    transfer to the Trust of Gold satisfying the Good Delivery Rules in the amount corresponding to the Shares to be issued, and

o    transfer to the Participant's account at Depository Trust Company ("DTC")
     of Shares corresponding to the Gold the Participant has transferred to the Trust.

Important Notes:

o    Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

o    All Orders are subject to the provisions of the Indenture and the
     Participant Agreement relating to unclear or ambiguous instructions.

o    Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-off Time will be processed even if the call is taken after that time. Accordingly, do not hang up and redial. Purchase Orders that are attempted later than the Order Cut-off
     Time will be held until the following Business Day.

                                      A-4

C1 CREATION T (PURCHASE ORDER TRADE DATE)

C1.1      By the Order Cut-off Time (close of regular trading on the NYSE, usually
          4:00 p.m. N.Y. time), the Participant submits to the Trustee the
          Participant's order to create one or more Baskets of Shares in accordance with the following process (a "Purchase Order").

C1.1.1    By the Order Cut-off Time, an Authorized Person of the Participant
          calls the Trustee at [phone number] notifying the Trustee that the Participant wishes to place a Purchase Order for the Trustee to create an identified number of Baskets of Shares and requesting that the Trustee provide an order number. The Authorized Person provides a PIN number as identification to the Trustee.

C1.1.2    The Trustee will process Purchase Orders initiated by the Authorized
          Person's phone call placed before the Order Cut-off Time even though the remainder of the order process is not completed until after the Order
          Cut-off Time.

C1.1.3    Purchase Orders initiated after the Order Cut-off Time are held until the following Business Day.

C1.1.4    Within 15 minutes after receiving a phone call from the Authorized Person of the Participant to initiate a Purchase Order, the Trustee places a phone call back to the Participant, giving an order number for the Participant's
          Purchase Order.

C1.1.5    Within 15 minutes after receiving the Trustee's phone call giving the order number, the Participant faxes the Purchase Order to the Trustee using the Purchase Order Form included as part of the Participant Agreement.

C1.1.6    The Purchase Order Form provides, among other things, for the number of
          Creation Baskets that the Participant is ordering and the condition that the Purchase Order is subject to the Trustee's receipt of the Transaction
          Fee by FedWire prior to delivery of the Creation Baskets on CREATION T+3.

                                      A-5

C1.1.7    If the Trustee has not received the Purchase Order Form from the
          Participant within 15 minutes after the Trustee placed the phone call to the Participant, the Trustee places another phone call to the
          Participant to enquire about the status of the order. If the Participant does not fax the Purchase Order Form to the Trustee within 15 minutes after the Trustee's additional phone call, the Participant's order is cancelled.

C1.2      If the Trustee has received back the Participant's Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m.
          N.Y. time on CREATION T, the Trustee returns to the Participant a copy of the Purchase Order Form submitted, marking it "Affirmed subject to receipt of the Transaction Fee prior to delivery of Creation Baskets on
          CREATION T+3" and indicating how much Gold the Participant must transfer in exchange for the Creation Basket(s).

C1.3      The Participant ensures that by close of business in London on CREATION T+2 there will be sufficient Gold in the Participant Unallocated Account.

C1.4      NOTES FOR PARTICIPANT (CREATION T)

C1.4.1    The Participant must be a participating member of DTC.

C1.4.2    The Participant must be able to communicate with HBUS London via authenticated electronic messaging.

C1.4.3    The Participant must have signed the Participant Agreement with the
          Trustee. The Trustee will accept a Participant based on the representations made by the Participant in the Participant Agreement.
          The Trustee will not perform other due diligence or investigation of
          Participants.

C1.4.4    The Participant must have in place, before a Purchase Order can be processed, a Participant Unallocated Account set up with the Participant's Custodian for the sole purpose of creating and redeeming Baskets with the Trustee.
          Participants that are not already customers of HBUS London are subject to the account opening procedures of HBUS London.

                                      A-6

C1.4.5    By 4:00 p.m. London time on CREATION T+2, Gold in the amount needed to acquire the Shares must be standing to the credit of the
          Participant Unallocated Account of each Participant scheduled to receive Shares on CREATION T+3.

C1.4.6    A Participant delivering physical Gold for credit to its Participant
          Unallocated Account is subject to physical delivery constraints detailed in the HBUS Unallocated Bullion Account Agreement (e.g., no credit until
          Gold has been received, verified for compliance with the Good Delivery
          Rules, and weighed in accordance with the Good Delivery Rules to determine it is of the required weight).

C1.4.7    Prior to the delivery of the Creation Baskets on CREATION T+3, the
          Participant must have wired a nonrefundable Transaction Fee to the Trustee.
          Purchase Orders for which the Trustee has not received the Transaction Fee will be cancelled subject to handling pursuant to supplemental procedures to be issued.

C1.5      NOTES FOR TRUSTEE (CREATION T)

C1.5.1    Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message to HBUS London indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated Account on CREATION T+3.

                                       A-7

C2         CREATION T+1

C2.1      The Purchase Orders and instructions given on CREATION T are all pending with the Trustee, the Participant and HBUS London who may discuss with each other to confirm.

C2.2      HBUS London receives the Trustee's message about the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated
          Account on CREATION T+3.

C2.3      HBUS London reviews its unallocated Gold inventory to co-ordinate the allocation process into the Trust Allocated Account on CREATION T+3 in anticipation of other customer demand for allocated Gold.

                                      A-8

C3        CREATION T+2

C3.1      By the close of business (usually, 5:00 p.m. N.Y. time), each
          Participant acquiring Baskets on CREATION T+3 sends an authenticated electronic message to HBUS London to transfer on CREATION T+3 from its Participant Unallocated Account Gold in the relevant amount(s) to the Trust Unallocated Account.

C3.2      By 5:00 p.m. N.Y. time, the Trustee sends an authenticated electronic message to HBUS London:

          o    to receive into the Trust Unallocated Account on CREATION T+3 Gold in the relevant amount(s) due from each Participant, including the account number of each Participant Unallocated Account from which the Gold is to be received; and

          o    to deliver from the Trust Unallocated Account and receive into the Trust Allocated Account the allocated Gold.

C3.3      NOTES FOR PARTICIPANT (CREATION T+2)

C3.3.1    The Participant sends to the Trustee a copy of the Participant's authenticated electronic message to HBUS London affecting the
          Participant Unallocated Account.

C3.3.2    The Participant is responsible for ensuring that Gold in the relevant amount(s) has been credited to the Participant Unallocated Account by close of business in London on CREATION T+2.

                                      A-9

C4        CREATION T+3

C4.1      By HBUS London's opening of business (usually 9:00 a.m. London time),
          HBUS London has received

          o    each Participant's authenticated electronic message to transfer Gold in the relevant amount(s) from the Participant Unallocated Account to the Trust Unallocated Account; and

          o    the Trustee's authenticated electronic message to receive Gold in the relevant amount(s) from each Participant Unallocated Account into the
               Trust Unallocated Account.

                                      A-10

C4.2      As of 4:00 p.m. London time/11:00 a.m. N.Y. time, HBUS London transfers unallocated Gold in the relevant amount(s) from the Participant
          Unallocated Account of each Participant scheduled to receive Baskets on CREATION T+3, to the Trust Unallocated Account.

C4.3      As of 4:00 p.m. London time/11:00 a.m. N.Y. time, HBUS London notifies the Trustee that the relevant amount(s) of Gold has been transferred into the Trust Unallocated Account from the Participant Unallocated
          Account. This notice does not reflect the official transfer record of
          HBUS London.

C4.4      As of 4:00 p.m. London time/11:00 a.m. N.Y. time, HBUS London notifies the Trustee that the relevant amount(s) of Gold has been transferred into the Trust Allocated Account from the Trust Unallocated Account.
          This notice does not reflect the official transfer record of HBUS
          London.

C4.5      Prior to the delivery of the Creation Baskets on CREATION T+3, the
          Trustee must have received the Transaction Fee from the Participant.

C4.6      At 11:00 a.m. N.Y. time, following receipt of the notice from HBUS
          London confirming the transfer of the relevant amount(s) of Gold to the Trust Unallocated Account, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from HBUS London of receipt of the relevant amount(s) of Gold.

C4.7      At 11:00 a.m. N.Y. time, following receipt of the notice from HBUS
          London confirming the transfer of the relevant amount(s) of Gold to the
          Trust Unallocated Account, the Trustee notifies its transfer agent service desk that it has authorized the creation and issuance of Baskets in the number specified, and to increase the number of Shares outstanding accordingly. At 11:00 a.m. N.Y. time, following receipt of the notice from the Trustee that it has authorized the creation and issuance of Shares in the number specified, the Trustee's transfer agent service desk increases the number of Shares outstanding, and notifies the Trustee and the Trustee's DTC operations desk that an increased number of Shares is now outstanding and available for release in accordance with the
          Trustee's instructions.

                                      A-11

C4.8      At 11:00 a.m. N.Y. time, following receipt of notice from the Trustee's transfer agent service desk that the number of Shares now outstanding has been increased, the Trustee notifies its DTC operations desk to release the increased number of Shares through DTC to the DTC participant accounts of the Participants scheduled to receive Baskets on CREATION T+3 for whom the Trustee has received confirmation from HBUS London that Gold in the relevant amount(s) has moved from their Participant Unallocated Account to the Trust Unallocated Account.

C4.9      Overnight as of the close of business (usually 4:00 p.m. London time)
          on CREATION T+3, HBUS London completes the process of assembling Gold in the relevant amount(s) to be allocated to the Trust Allocated Account, and makes appropriate entries in its books and records to reflect the same.

C4.10     Overnight after the close of business (usually 4:00 p.m. London time) on
          CREATION T+3, the HBUS London gold system updates allocated and unallocated account records, recording the movements of Gold between the Participant Unallocated Account, the Trust Unallocated Account and
          the Trust Allocated Account and providing updated balances in the affected accounts as of the close of business (usually 4:00 p.m. London time)
          on CREATION T+3.

C4.11     Overnight after the close of business (usually 4:00 p.m. London time) on
          CREATION T+3, the HBUS London gold system automatically generates authenticated electronic messages constituting a statement of the activity affecting the Participant Unallocated Account (received only by the
          Participant), and the Trust Unallocated Account and the Trust Allocated
          Account (received only by the Trustee).

                                      A-12

REDEMPTION PROCESS

OVERVIEW

The "Redemption Process" portion of these Procedures describes the process by which an order to redeem one or more Baskets of Shares placed by a Participant with the Trustee by
4:00 p.m. N.Y. time on a Business Day (the date of such order, "REDEMPTION T"), results in the following taking place by 10:00 a.m. N.Y. time/3:00 p.m. London time on REDEMPTION T+3:

o    the transfer to the Trustee's account at DTC and withdrawal of the Participant's Shares corresponding to Gold in the relevant amount(s) that the Trust is to transfer to the
     Participant by credit to the Participant Unallocated Account; and

o    the transfer to the Participant by credit to the Participant Unallocated Account of
     Gold in the relevant the amount(s) corresponding to the Shares delivered for redemption.

Important Notes:

o    Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

o    All Orders are subject to the provisions of the Indenture and the
     Participant Agreement relating to unclear or ambiguous instructions.

o    Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-off Time will be processed even if the call is taken after that time. Accordingly, do not hang up and redial. Redemption Orders that are attempted later than the Order Cut-off
     Time will be held until the following Business Day.

                                      A-13

R1        REDEMPTION T (REDEMPTION ORDER TRADE DATE)

R1.1      By the Order-Cut-off Time (close of regular trading on the NYSE, usually 4:00 p.m. N.Y. time), the Participant places an order to redeem Shares with the Trustee in accordance with the following process (such order, a "Redemption Order").

R1.1.1    By the Order Cut-off Time, an Authorized Person of the Participant
          calls the Trustee at [phone number] notifying the Trustee that the
          Participant wishes to place a Redemption Order for the Trustee to redeem an identified number of Baskets of Shares and requesting that the Trustee provide an order number. The Authorized Person provides a PIN number as identification to the Trustee.

R1.1.2    The Trustee will process the Redemption Order(s) initiated by the
          Authorized Person's phone call placed before the Order Cut-off Time even though the remainder of the order process is not completed until after the Order Cut-off Time.

R1.1.3    Redemption Orders initiated after the Order Cut-off Time are held until the following Business Day.

R1.1.4    Within 15 minutes after receiving a phone call from the Authorized
          Person of the Participant to initiate a Redemption Order, the Trustee places a phone call back to the Participant, giving an order number for the Participant's Redemption Order.

R1.1.5    Within 15 minutes after receiving the Trustee's phone call giving the order number, the Participant faxes the Redemption Order to the Trustee using the Redemption Order Form included as part of the Participant
          Agreement.

R1.1.6    The Redemption Order Form provides, among other things, for the number of
          Redemption Baskets that the Participant is redeeming and the condition that the
          Redemption Order is subject to Trustee's receipt of the Transaction Fee by
          FedWire prior to the delivery of the Gold in the relevant amount(s) on
          REDEMPTION T+3.

                                      A-14

R1.1.7    If the Trustee has not received the Redemption Order Form from the
          Participant within 15 minutes after the Trustee placed a phone call to the Participant, the Trustee places another phone call to the Participant to enquire about the status of the order. If the
          Participant does not fax a Redemption Order Form to the Trustee within
          15 minutes after the Trustee's additional phone call, the Participant's order is cancelled.

R1.2      If the Trustee has received back the Participant's Redemption Order
          Form on time in accordance with the preceding timing rules, then by
          5:00 p.m. N.Y. time on REDEMPTION T, the Trustee returns to the
          Participant a copy of the Redemption Order Form submitted, marking it
          "Affirmed subject to receipt of Transaction Fee prior to delivery of the Gold on REDEMPTION T+3" and indicating the Baskets of Shares the
          Participant is redeeming for Gold.

R1.3      For each Redemption Order, the Trustee sends an authenticated electronic message containing provisional instructions to HBUS London to do the following by 10:00 a.m. N.Y. time on REDEMPTION T+3 (usually, 3:00 p.m.
          London time):

          o    transfer from the Trust Allocated Account to the Trust
               Unallocated Account ("deallocate") an amount of Gold
               sufficient to permit the Trustee to transfer to the Participant in its Participant Unallocated Account an amount of Gold equal to the Basket on REDEMPTION T.

          o    transfer from the Trust Unallocated Account to the Participant's
               Unallocated Account an amount of Gold equal to the Basket on
               REDEMPTION T.

R1.4      NOTES FOR TRUSTEE AND HBUS LONDON (REDEMPTION T)

R1.4.1    The Trustee issues an authenticated electronic message containing provisional instructions on REDEMPTION T specifying REDEMPTION T+3 as the value date on which the instructions will be executed, subject to the Custodian's receipt of a confirmatory authenticated electronic message.

                                      A-15

R1.4.2    The Trustee's authenticated electronic message containing provisional instructions instructs the Custodian not to execute the provisional instructions unless the Custodian receives a further authenticated electronic message confirming the Trustee's receipt of Shares from the
          Participant through DTC.

                                      A-16

R2        REDEMPTION T+1

R2.1      HBUS London receives the authenticated electronic message containing the
          Trustee's provisional instructions notifying HBUS London to deallocate on REDEMPTION T+3 Gold in the relevant amount(s) for each Participant redemption order, and to transfer Gold in the relevant amount(s) from the
          Trust Unallocated Account to the Participant Unallocated Account.

                                      A-17

R3        REDEMPTION T+2

R3.1      Redemption orders and related instructions are in process.

                                      A-18

R4        REDEMPTION T+3

R4.1      Prior to the delivery of Gold on REDEMPTION T+3, the Trustee must have received the Transaction Fee from the Participant.

R4.2      By 10:00 a.m. N.Y. time, the Participant delivers free to the Trustee's participant account at DTC (#2439) the Shares to be redeemed. The
          Participant telephones the Trustee's DTC operations desk [phone number]
          to expect the Participant's Shares through DTC.

R4.2.1    By 10:00 a.m. N.Y. time, the Trustee's DTC operations desk notifies the
          Trustee whether the Shares of the redeeming Participant have been received into the Trustee's participant account at DTC.

R4.2.2    By 10:00 a.m. N.Y. time, if the Shares of the redeeming Participant have been received into the Trustee's participant account at DTC, the
          Trustee's DTC operations desk accepts the Shares to be redeemed, notifies the Trustee that the Trustee has received the Participant's
          Shares and identifies the Participant from whom the Shares have been received.

R4.2.3    By 10:00 a.m. N.Y. time, if the Shares of a redeeming Participant have not been received into the Trustee's participant account at DTC, the
          Trustee's operations desk notifies the Trustee that the Trustee has not received the Shares from the Participant, and identifies the
          Participant from whom Shares have not been received.

R4.3      By 11:00 a.m. N.Y. time (4:00 p.m. London time), in relation to the
          Participants from whom the Trustee has received Shares, the Trustee sends an authenticated electronic message to the Custodian directing the
          Custodian to execute the provisional instructions previously issued by the Trustee on REDEMPTION T. If the Trustee has received no Shares from any Participant, the Trustee will send an authenticated
          electronic message to the Custodian instructing the Custodian to cancel the previously issued provisional instructions; those provisional instructions expire by their own terms and Gold will not be transferred to the Participant Unallocated Account if the Custodian does

                                      A-19

          not receive the Trustee's authenticated electronic message cancelling the previously issued provisional instructions.

R4.4      As of 4:00 p.m. London time/11:00 a.m. N.Y. time, following the receipt of the authenticated confirmatory electronic message from the Trustee,
          HBUS London will have executed the previously issued provisional instructions from the Trustee to deallocate Gold in the relevant amount(s)
          from the Trust Allocated Account to the Trust Unallocated Account, and to
          transfer Gold in the relevant amount(s) to the Participant Unallocated
          Account.

R4.4.1    By DTC free delivery cut-off time (usually 2:00 p.m. N.Y. time), the Trustee's DTC operations desk instructs the Trustee's transfer agent services desk to cancel Shares received for redemption.

R4.4.2    By DTC free delivery cut-off time (usually 2:00 p.m. N.Y. time), the Trustee's transfer agent services desk cancels the Participant's
          Shares received for redemption and reduces the numbers of the Shares outstanding.

R4.5      Overnight as of the close of business (usually 4:00 p.m. London time)
          on REDEMPTION T+3, HBUS London completes the process of assembling Gold in the relevant amount(s) to be deallocated from the Trust Allocated
          Account, and makes the appropriate entries in its books and records to reflect the same.

R4.6      Overnight after the close of business (usually 4:00 p.m. London time) on
          REDEMPTION T+3, the HBUS London gold system updates its allocated and unallocated account records, recording the movements of Gold between the Participant Unallocated Account, the Trust Unallocated
          Account and the Trust Allocated Account and providing updated balances in the affected accounts as of the close of business (usually 4:00 p.m.
          London time) on REDEMPTION T+3.

R4.7      Overnight after the close of business (usually 4:00 p.m. London time) on
          REDEMPTION T+3, the HBUS London gold system automatically generates an authenticated electronic message constituting a statement of the activity affecting the Participant Unallocated Account (received only by the
          Participant), and the Trust Unallocated Account and the Trust Allocated
          Account (received only by the Trustee).

                                      A-20

                                    EXHIBIT A

                                EQUITY GOLD TRUST

     FORM OF CERTIFICATE AS TO AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

         The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Equity Gold
Trust Participant Agreement.

Authorized Participant:    _______________________

Name:        _______________________     Name:         _______________________

Title:       _______________________     Title:        _______________________

Signature:   _______________________     Signature:    _______________________

Name:        _______________________     Name:         _______________________

Title:       _______________________     Title:        _______________________

Signature:   _______________________     Signature:    _______________________

         The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Equity Gold Trust
Participant Agreement by and between [Authorized Participant] and the Trustee and the Sponsor of the Equity Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

         In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me             By: _____________________________
this ___ day of ____________, 20___           Name:
                                              Title:

                                              Date:
--------------------------------------------        --------------
Notary Public

                                      A-1

                                    EXHIBIT B

                                EQUITY GOLD TRUST

                             FORM OF PURCHASE ORDER

Authorized Participant:    ___________________

Date:             ___________________

Submission
Number:  ___________________

PIN Number:  ___________________

Number of Fine Gold Ounces to be Delivered:
                                            -------------------------------

Number of Shares to be Issued:
                               ----------------------------------

[Additional Information Required for Purchase Order]

All Purchase Orders are subject to the terms and conditions of the Trust
Indenture of the Equity Gold Trust as currently in effect and the Equity Gold
Trust Participant Agreement between the Authorized Participant, and the Trustee and the Sponsor named therein. All representations and warranties of the
Authorized Participant set forth in such Equity Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Equity Gold Trust Participant Agreement and that he/she is authorized to deliver this Purchase Order Form to the Trustee on behalf of the Authorized Participant.

Date: _________________              By: _____________________________
                                     Name:
                                     Title:

                                      B-1

                                    EXHIBIT C

                                EQUITY GOLD TRUST

                            FORM OF REDEMPTION ORDER

Authorized Participant:    ___________________

Date:             ___________________

Submission
Number:  ___________________

PIN Number:  ___________________

Number of Shares to be Redeemed:
                                 ------------------------------------------

Number of Fine Gold Ounces to be Returned:
                                           --------------------------------

[Additional Information Required for Redemption Order]

All Redemption Orders are subject to the terms and conditions of the Trust
Indenture of the Equity Gold Trust as currently in effect and the Equity Gold
Trust Participant Agreement between the Authorized Participant and the Trustee and the Sponsor named therein. All representations and warranties of the
Authorized Participant set forth in such Equity Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Equity Gold Trust Participant Agreement and that he/she is authorized to deliver this Redemption Order Form to the Trustee on behalf of the Authorized Participant.

Date: _________________                   By: _____________________________
                                          Name:
`                                         Title:

                                       C-1